                                                                     EXHIBIT 2.1

                      AGREEMENT AND PLAN OF REORGANIZATION

          THIS AGREEMENT AND PLAN OF REORGANIZATION (this "Reorganization Agreement"), dated as of December 16, 1997, is by and among HUDSON CHARTERED BANCORP, INC., a New York corporation ("Hudson Chartered"), FIRST NATIONAL BANK OF THE HUDSON VALLEY, a national banking association ("Hudson Valley"), PROGRESSIVE BANK, INC., a New York corporation ("Progressive"), and PAWLING SAVINGS BANK, a New York state-chartered stock savings bank ("Pawling").


                                  WITNESSETH

          WHEREAS, the parties hereto desire to combine their respective businesses; and

          WHEREAS, the Board of Directors of Progressive and Hudson Chartered have determined that the combination of the respective businesses and operations of Progressive and Hudson Chartered through a merger of equals would be in the best long term interests of the respective shareholders of Progressive and Hudson Chartered; and

          WHEREAS, in furtherance of the combination of their respective businesses, the parties hereto desire that Progressive shall be merged (the "Merger") with and into Hudson Chartered under the name of "Premier National Bancorp, Inc." (the corporation surviving the Merger is referred to herein as the "Continuing Corporation"), all the issued and outstanding shares of common stock of Progressive (other than shares held by dissenting shareholders, to the extent applicable) shall be converted into and exchanged for shares of common stock of the Continuing Corporation, and all the issued and outstanding shares of capital stock of Hudson Chartered shall continue to be issued and outstanding shares of capital stock of the Continuing Corporation, all pursuant to a Plan of Merger (the "Plan of Merger"), substantially in the form attached as Annex A
                                                                     -------
hereto and the provisions of which are herein incorporated by reference; and

          WHEREAS, in furtherance of the combination of their respective businesses, the parties hereto desire that, contemporaneously with the Merger, Pawling, a wholly owned subsidiary of Progressive, shall be merged (the "Bank Merger") with and into Hudson Valley, a wholly owned subsidiary of Hudson Chartered, under the charter of Hudson Valley and the name of "Premier National Bank" (the bank surviving the Bank Merger is referred to herein as the "Continuing Bank"), pursuant to an Agreement and Plan of Merger (the "Bank Merger Agreement"), substantially in the form attached as Annex B hereto; and
                                                          -------

          WHEREAS, the parties hereto desire to provide for certain undertakings, conditions, representations, warranties and covenants in connection with the transactions contemplated hereby;

          NOW, THEREFORE, in consideration of the premises and of the mutual representations, warranties and covenants herein contained and intending to be legally bound hereby, the parties hereto do hereby agree as follows:



                                   ARTICLE 1
                             CERTAIN DEFINED TERMS

          1.1. "Bank Holding Company Act" shall mean the Bank Holding Company Act of 1956, as amended.

          1.2. "Banking Department" shall mean the New York State Banking Department.

          1.3.   "Closing Date" shall have the meaning specified in Section
4.9 hereof.

          1.4. "Code" shall mean the Internal Revenue Code of 1986, as amended.

          1.5.   "Commission" shall mean the Securities and Exchange Commission.

          1.6. "Continuing Corporation Common Stock" shall mean Hudson Chartered Common Stock from and after the Effective Date.

          1.7.   "Effective Date" shall have the meaning specified in Section
4.9 hereof.

          1.8. "Environmental Laws" shall mean all applicable federal, state and local laws and regulations, including the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, that relate to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata). This definition includes, without limitation, laws and regulations relating to emissions, discharges, releases or threatened releases of Materials of Environmental Concern, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern.

          1.9. "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

          1.10. "ERISA Affiliate" shall mean any trade or business, whether or not incorporated, that, together with Progressive or Hudson Chartered, as the case may be, would be deemed a "single employer" under Section 414 of the Code.

          1.11. "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

          1.12. "FDIA" shall mean the Federal Deposit Insurance Act, as amended.

          1.13.  "FDIC" shall mean the Federal Deposit Insurance Corporation.

          1.14. "Federal Reserve Board" shall mean the Board of Governors of the Federal Reserve System.

          1.15.  "FRBNY" shall mean the Federal Reserve Bank of New York.

          1.16. "Hudson Chartered Common Stock" shall have the meaning set forth in Section 3.1 hereof.

          1.17. "Hudson Chartered DRP" shall mean Hudson Chartered's Dividend Reinvestment and Stock Purchase Plan.

          1.18. "Hudson Chartered Financial Statements" shall mean (i) the consolidated balance sheets of Hudson Chartered as of September 30, 1997 and as of December 31, 1996 and 1995 and the related consolidated statements of income, cash flows and changes in stockholders' equity (including related notes, if any) for the nine months ended September 30, 1997 and for each of the three years ended December 31, 1996, 1995 and 1994 as filed by Hudson Chartered in SEC Documents and (ii) the consolidated balance sheets of Hudson Chartered and related consolidated statements of income, cash flows and changes in shareholders' equity (including related notes, if any) as filed by Hudson Chartered in SEC Documents with respect to periods ended subsequent to September 30, 1997.

          1.19. "Hudson Chartered Option Agreement" shall mean the Stock Option Agreement dated of even date herewith between Hudson Chartered, as issuer, and Progressive, as grantee, with regard to Hudson Chartered Common Stock.

          1.20. "Hudson Chartered Plan" shall mean each bonus, deferred compensation, incentive compensation, stock purchase, stock option, severance pay, medical, life or other insurance, profit-sharing, or pension plan, program, agreement or arrangement, and each other employee benefit plan, program, agreement or arrangement, sponsored, maintained or contributed to or required to be contributed to by Hudson Chartered or by an ERISA Affiliate for the benefit of any employee or director or former employee or former director of Hudson Chartered or any ERISA Affiliate of Hudson Chartered.

          1.21. "Hudson Chartered Preferred Stock" shall have the meaning set forth in Section 3.1 hereof.

          1.22. "Hudson Chartered Stock-Based Compensation Plans" shall mean the Hudson Chartered Bancorp, Inc. 1995 Incentive Stock Plan (and its predecessors, the Community Bancorp, Inc. 1988 Non-Qualified Stock Option Plan and the Community Bancorp, Inc. Incentive Stock Option Plan), the Fishkill National Corporation Incentive Stock Option Plan, and such other stock-based compensation plans as may be Previously Disclosed.

          1.23. "Hudson Chartered Subsidiary" shall have the meaning set forth in Section 3.3 hereof.

          1.24. "Intellectual Property" means domestic and foreign letters patent, patents, patent applications, patent licenses, software licensed or owned, know-how, know-how licenses, trade names, common law and other trademarks, service marks, licenses of trademarks, trade names and/or service marks, trademark registrations and applications, service mark registrations and applications and copyright registrations and applications.

          1.25. "Materials of Environmental Concern" shall mean pollutants, contaminants, wastes, toxic substances, petroleum and petroleum products and any other materials regulated under Environmental Laws.

          1.26.  "OCC" shall mean the Office of the Comptroller of the Currency.

          1.27. "Previously Disclosed" shall mean disclosed prior to the execution hereof in (i) an SEC Document filed with the Commission after December 31, 1996 and before the date hereof, or (ii) a letter dated as of the date hereof from the party making such disclosure and delivered to the other party. Any information disclosed by one party to the other hereunder for any purpose hereunder shall be deemed to be disclosed for all purposes hereunder. The inclusion of any matter in information Previously Disclosed shall not be deemed an admission or otherwise to imply that any such matter is material for purposes of this Agreement.

          1.28.  "Progressive Common Stock" shall have the meaning set forth in
Section 2.1 hereof.

          1.29. "Progressive Financial Statements" shall mean (i) the consolidated balance sheets of Progressive as of September 30, 1997 and as of December 31, 1996 and 1995 and the related consolidated statements of income, cash flows and changes in stockholders' equity (including related notes, if any) for the nine months ended September 30, 1997 and for each of the three years ended December 31, 1996, 1995 and 1994 as filed by Progressive in SEC Documents and (ii) the consolidated balance sheets of Progressive and related consolidated statements of income, cash flows and changes in stockholders' equity (including related notes, if any) as filed by Progressive in SEC Documents with respect to periods ended subsequent to September 30, 1997.

          1.30. "Progressive Option Agreement" shall mean the Stock Option Agreement dated as of even date herewith between Progressive, as issuer, and Hudson Chartered, as grantee, with regard to Progressive Common Stock.

          1.31. "Progressive Plan" shall mean each bonus, deferred compensation, incentive compensation, stock purchase, stock option, severance pay, medical, life or other insurance, profit-sharing, or pension plan, program, agreement or arrangement, and each other employee benefit plan, program, agreement or arrangement, sponsored, maintained or contributed to or required to be contributed to by Progressive or by an ERISA Affiliate for the benefit of any employee or director or former employee or former director of Progressive or any ERISA Affiliate of Progressive.

          1.32. "Progressive Rights Agreement" shall mean the Shareholder Rights Agreement dated as of October 15, 1997 by and between Progressive and Registrar and Transfer Company, as rights agent, which provides that each share of Progressive Common Stock outstanding on October 15, 1997, and each share of Progressive Common Stock subsequently issued, has associated with it such rights to acquire such shares of Progressive Series A Preferred Stock and such rights to acquire such shares of Progressive Common Stock as are specified therein.

          1.33. "Progressive Series A Preferred Stock" shall mean the Series A Junior Participating Preferred Stock, par value $1.00 per share, of Progressive.

          1.34. "Progressive Stock-Based Compensation Plans" shall mean the Progressive Bank, Inc. 1997 Employee Stock Option Plan, the Progressive Bank, Inc. 1993 Non-Qualified Stock Option Plan--Directors, the Progressive Bank, Inc. Amended and Restated Incentive Stock Option Plan, the Progressive Bank, Inc. Non-Qualified Stock Option Plan for Directors, and such other stock-based compensation plans as may be Previously Disclosed.

          1.35. "Proxy Statement" shall mean the joint proxy statement/prospectus (or similar documents) together with any supplements thereto sent to the shareholders of Progressive and Hudson Chartered to solicit their votes in connection with this Reorganization Agreement, the Plan of Merger and related matters.

          1.36. "Registration Statement" shall mean the registration statement with respect to the Continuing Corporation Common Stock to be issued in connection with the Merger as declared effective by the Commission under the Securities Act.

          1.37. "REO" shall mean real property assets acquired as a result of foreclosure, deed in lieu of foreclosure, or any other method in satisfaction of indebtedness.

          1.38. "Rights" shall mean warrants, options, rights, convertible securities and other arrangements or commitments which obligate an entity to issue or dispose of any of its capital stock.

          1.39. "SEC Documents" shall mean all reports and registration statements filed, or required to be filed, by a party hereto pursuant to the Securities Laws.

          1.40. "Securities Act" shall mean the Securities Act of 1933, as amended.

          1.41. "Securities Laws" shall mean the Securities Act; the Exchange Act; the Investment Company Act of 1940, as amended; the Investment Advisers Act of 1940, as amended; the Trust Indenture Act of 1939, as amended; and the rules and regulations of the Commission promulgated thereunder.

          Other terms used herein are defined in the preamble, recitals or other sections of this Reorganization Agreement.


                                   ARTICLE 2
           REPRESENTATIONS AND WARRANTIES OF PROGRESSIVE AND PAWLING

          Progressive and Pawling hereby represent and warrant to Hudson Chartered and Hudson Valley as follows:

2.1.      Capital Structure of Progressive

          (a) The authorized capital stock of Progressive consists of (i) 15,000,000 shares of common stock, par value $1.00 per share ("Progressive Common Stock"), of which 3,831,809 shares are issued and outstanding and 596,190 shares are held in treasury; and (ii) 5,000,000 shares of Preferred Stock, $1.00 par value per share, none of which have been issued or are outstanding. All outstanding shares of Progressive Common Stock have been duly authorized and validly issued, and are fully paid and nonassessable. None of the shares of Progressive's capital stock has been issued in violation of the preemptive rights of any person.

          (b) Except for options granted under the Progressive Stock-Based Compensation Plans with respect to 299,255 shares of Progressive Common Stock, the Progressive Option Agreement, and Rights outstanding under the Progressive Rights Agreement, there are no Rights authorized, issued or outstanding with respect to the capital stock of Progressive and no written or oral plans, understandings, commitments or contracts to which Progressive or, to Progressive's knowledge, any of its affiliates is subject with respect to the issuance, voting or sale of issued or unissued shares of Progressive's capital stock.

2.2.      Organization, Standing and Authority of Progressive

          Progressive is a duly organized corporation, validly existing and in good standing under the laws of the State of New York. Progressive (i) has full corporate power and authority to carry on its business as now conducted and (ii) is duly qualified to do business in the states of the United States and foreign jurisdictions where its ownership or leasing of property or the conduct of its business requires such qualification and where failure to so qualify would have a material adverse effect on the financial condition, results of operations or business of Progressive on a consolidated basis. Progressive has all federal, state, local and foreign governmental authorizations and licenses necessary for it to own and lease its properties and assets and to carry on its business as it is now being conducted. Progressive has delivered to Hudson Chartered true, complete and correct copies of its certificate of incorporation and by-laws, each as in effect on the date of this Agreement. Progressive is registered as a bank holding company under the Bank Holding Company Act.

2.3.      Pawling

          Progressive does not own, directly or indirectly, 5% or more of the outstanding capital stock or other voting securities of any corporation, bank or other organization except Pawling. The outstanding shares of capital stock of Pawling have been duly authorized and are validly issued, and are fully paid and nonassessable and all such shares are directly owned by Progressive free and clear of all liens, claims and encumbrances, subject to the liquidation account established and maintained by Pawling in connection with its conversion from mutual to stock form (the "Liquidation Account"). No Rights are authorized, issued or outstanding with respect to the capital stock of Pawling and there are no agreements, understandings or commitments relating to the right of Progressive to vote or to dispose of said shares. None of the shares of capital stock of Pawling has been issued in violation of the preemptive rights of any person. The Liquidation Account has been established and maintained in accordance with all applicable laws and regulations.

2.4.      Organization, Standing and Authority of Pawling

          Pawling is a duly organized New York state-chartered stock savings bank, validly existing and in good standing under applicable laws. There are no other Progressive subsidiaries. Pawling (i) has full corporate power and authority to own, lease and operate its properties and to carry on its business as now conducted, and (ii) is duly qualified to do business in the states of the United States and foreign jurisdictions where its ownership or leasing of property or the conduct of its business requires such qualification and where failure to so qualify would have a material adverse effect on the financial condition, results of operations or business of Progressive on a consolidated basis. Pawling has all federal, state, local and foreign governmental authorizations and licenses necessary for it to own or lease its properties and assets and to carry on its business as it is now being conducted. Pawling has delivered to Hudson Chartered true, complete and correct copies of its articles of association and by-laws, each as in effect on the date of this Agreement.

2.5.      Authorized and Effective Agreement

          (a) Progressive has all requisite corporate power and authority to enter into, adopt and perform all of its obligations under this Reorganization Agreement, the Plan of Merger and the Progressive Option Agreement. The execution, adoption and delivery of this Reorganization Agreement, the Plan of Merger and the Progressive Option Agreement and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action in respect thereof on the part of Progressive (including the unanimous approval of its Board of Directors), except that the affirmative vote of the holders of the outstanding shares of Progressive Common Stock entitled to vote thereon is required to adopt the Plan of Merger pursuant to the New York Business Corporation Law, as amended, and Progressive's Certificate of Incorporation and Bylaws.

          (b) Pawling has all requisite corporate power and authority to enter into and perform all of its obligations under this Reorganization Agreement and the Bank Merger Agreement, and the execution and delivery of this Reorganization Agreement and the Bank Merger Agreement and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action in respect thereof on the part of Pawling.

          (c) This Reorganization Agreement and the Plan of Merger constitute legal, valid and binding obligations of Progressive and this Reorganization Agreement and the Bank Merger Agreement constitute legal, valid and binding obligations of Pawling, in each case enforceable against it in accordance with their respective terms, subject as to enforceability, to bankruptcy, insolvency and other laws of general applicability relating to or affecting creditors' rights and to general equity principles.

          (d) Except as Previously Disclosed, neither the execution, adoption and delivery of this Reorganization Agreement, the Plan of Merger or the Progressive

Option Agreement, in the case of Progressive, or this Reorganization Agreement or the Bank Merger Agreement, in the case of Pawling, nor consummation of the transactions contemplated hereby or thereby, nor compliance by Progressive or Pawling with any of the provisions hereof or thereof shall (i) conflict with or result in a breach of any provision of the certificate of incorporation, articles of association or by-laws of Progressive or Pawling, (ii) constitute or result in a breach of any term, condition or provision of, or constitute a default under, or give rise to any right of termination, cancellation or acceleration with respect to, or result in the creation of any lien, charge or encumbrance upon any property or asset of Progressive or Pawling pursuant to, any note, bond, mortgage, indenture, license, agreement or other instrument or obligation, in each case in an amount greater than $100,000 or requiring an annual payment greater than $100,000, or (iii) subject to the receipt of all required regulatory approvals, violate any order, writ, injunction, decree, statute, rule or regulation applicable to Progressive or Pawling.

          (e) Except for consents and approvals of or filings with the Federal Reserve Board, the OCC, the FDIC, the Commission, the Banking Department and the New York Department of State, and except as Previously Disclosed, no consents or approvals of or filings or registrations with any public body or authority are necessary, and no consents or approvals of any third parties are necessary, in connection with the execution and delivery of this Agreement and the Bank Merger Agreement by Progressive and Pawling or the consummation by Progressive or Pawling of the transactions contemplated hereby, thereby or by the Plan of Merger.

2.6.      SEC Documents; Regulatory Filings

          Progressive has filed all SEC Documents required by the Securities Laws and such SEC Documents complied in all material respects with the Securities Laws. Each of Progressive and Pawling has filed all reports required by statute or regulation to be filed with any federal or state bank regulatory agency, and such reports were prepared in accordance with the applicable statutes, regulations and instructions in all material respects.

2.7.      Financial Statements; Books and Records; Minute Books

          The Progressive Financial Statements fairly present the consolidated financial position of Progressive as of the dates indicated and the consolidated results of operations, changes in stockholders' equity and cash flows of Progressive for the periods then ended in conformity with generally accepted accounting principles applicable to financial institutions applied on a consistent basis except (i) as disclosed therein, (ii) for the omission of notes to unaudited statements, (iii) for normally recurring year-end adjustments in the case of interim financial statements, and (iv) as Previously Disclosed. The books and records of Progressive and Pawling fairly reflect the transactions to which it is a party or by which its properties are subject or bound.

Such books and records have been properly kept and maintained and are in compliance in all material respects with all applicable legal and accounting requirements. The minute books of Progressive and Pawling contain accurate records of all corporate actions of their respective shareholders and Boards of Directors (including committees of their Boards of Directors).

2.8.      Material Adverse Change

          Progressive has not, on a consolidated basis, suffered any material adverse change in its business, financial condition or results of operations since December 31, 1996 to the date hereof.

2.9.      Absence of Undisclosed Liabilities

          Neither Progressive nor Pawling has any liability (contingent or otherwise) that is material to Progressive on a consolidated basis, or that, when combined with all similar liabilities, would be material to Progressive on a consolidated basis, except as disclosed in the Progressive Financial Statements and except for liabilities incurred in the ordinary course of business consistent with past practice since the date of the most recent Progressive Financial Statements.

2.10      Properties

          Except as Previously Disclosed, Progressive and Pawling have good title free and clear of all liens, encumbrances, charges, defaults or equitable interests to all of the properties and assets, real and personal, reflected on the Progressive Financial Statements as of September 30, 1997 or acquired after such date, except (i) liens for current taxes not yet due and payable, (ii) pledges to secure deposits and other liens incurred in the ordinary course of banking business, (iii) such imperfections of title, easements and encumbrances, if any, as are customary under local practice or are not material in character, amount or extent and (iv) dispositions and encumbrances for adequate consideration in the ordinary course of business. Progressive or Pawling, as lessee, has the right under valid and subsisting leases of properties used by Progressive and Pawling in the conduct of their banking business to occupy and use all such properties as presently occupied and used by them. Each of the real properties used by Progressive and Pawling has been maintained in all material respects in good condition and is suitable for its current use by Progressive and Pawling. Each of such properties conforms in all material respects to currently applicable ordinances, regulations and zoning requirements and, if required, is occupied pursuant to a certificate of occupancy authorizing its current use. Except as Previously Disclosed, since September 30, 1997, none of such properties which are material to the operation of Progressive and Pawling has been damaged by fire, storm or other identifiable event or other act of God, except to the extent that any property owned or leased by Progressive or Pawling, if so damaged, is insured to the extent necessary to satisfactorily repair the damaged premises.

2.11.     Loans

          (a) Except as Previously Disclosed, to the best knowledge of Progressive and Pawling, each loan reflected as an asset in the Progressive Financial Statements (i) is evidenced by notes, agreements or other evidences of indebtedness which are true, genuine and what they purport to be, (ii) to the extent secured, has been secured by valid liens and security interests which have been perfected, and (iii) is the legal, valid and binding obligation of the obligor named therein, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance and other laws of general applicability relating to or affecting creditors' rights and to general equity principles. All loans and extensions of credit made by Pawling that are subject to Regulation O of the Federal Reserve Board comply therewith.

          (b) The classification on the books and records of Progressive and Pawling of loans as nonaccrual, troubled debt restructuring, in-substance foreclosure or other real estate owned, or other similar classification, complies in all material respects with generally accepted accounting principles and applicable regulatory accounting policy.

2.12.     Allowance for Loan Losses

          The allowance for loan losses reflected on the Progressive Financial Statements as of September 30, 1997 and any Progressive Financial Statements referred to in Section 1.29(ii) hereof, as of their respective dates, is adequate in all material respects under the requirements of generally accepted and regulatory accounting principles to provide for reasonably anticipated losses on outstanding loans.

2.13.     Tax Matters

          (a) Progressive and Pawling, and each of their respective predecessors, have timely filed federal income tax returns for each year through December 31, 1996 and have timely filed, or caused to be filed, all other federal, state, local and foreign tax returns (including, without limitation, estimated tax returns, withholding tax returns and FICA and FUTA returns) required to be filed with respect to Progressive or Pawling. Progressive has made available to Hudson Chartered true and complete copies of its federal and state income tax returns for the past five years, and true and complete copies of all correspondence from governmental authorities, and responses of Progressive or Pawling thereto, relating to such federal and state income tax returns or any other federal, state, local or other tax filings within the past five years. All taxes due in respect of the periods covered by such tax returns have been paid or adequate reserves have been established for the payment of such taxes and, as of the Closing Date, all taxes due in respect of any subsequent periods ending on or prior to the

Closing Date will have been paid or adequate reserves will have been established for the payment thereof. Except as Previously Disclosed, no audit examination or deficiency or refund litigation with respect to such returns is pending. Neither Progressive nor Pawling will have any material liability for any such taxes in excess of the amounts so paid or reserves or accruals so established.

          (b) All federal, state and local (and, if applicable, foreign) tax returns filed by Progressive and Pawling are complete and accurate in all material respects. Neither Progressive nor Pawling is delinquent in the payment of any tax, assessment or governmental charge, and none of them has requested any extension of time within which to file any tax returns in respect of any fiscal year or portion thereof which have not since been filed. No deficiencies for any tax, assessment or governmental charge have been proposed, asserted or assessed (tentatively or otherwise) against Progressive or Pawling which have not been settled and paid. Except as Previously Disclosed, there are currently no agreements in effect with respect to Progressive or Pawling to extend the period of limitations for the assessment or collection of any tax.

          (c) Progressive and Pawling have timely filed all information returns required under Sections 6041-6050N of the Code and any comparable state and local laws, and have timely complied in all respects with the requirements of
Section 3406 of the Code and the regulations thereunder and any comparable state and local laws and regulations.

          (d) Except as Previously Disclosed, termination of the employment of any employees of Progressive or Pawling following consummation of the transactions contemplated hereby will not cause Progressive or Pawling to make or to be required to make any "excess parachute payment" as that term is defined in Section 280G of the Code.

2.14.     Employee Benefit Plans; ERISA

          (a) Progressive has Previously Disclosed each material Progressive
Plan.

          (b) With respect to each material Progressive Plan, Progressive has made available to Hudson Chartered true and complete copies of each of the following documents: (1) the Progressive Plan and related documents (including all amendments thereto); (2) the most recent annual reports, financial statements, and actuarial reports, if any; (3) the most recent summary plan description, together with each summary of material modifications, required under ERISA with respect to such Progressive Plan; and (4) the most recent determination letter received from the Internal Revenue Service with respect to each Progressive Plan that is intended to be qualified under the Code.

          (c) Except as Previously Disclosed, no liability under Title IV of ERISA has been incurred by Progressive or any ERISA Affiliate of Progressive since the effective date of ERISA that has not been satisfied in full, and no condition exists that presents a material risk to Progressive or any ERISA Affiliate of Progressive of incurring a liability under such Title, other than liability for premium payments to the Pension Benefit Guaranty Corporation, which premiums have been or will be paid when due.

          (d) Neither Progressive nor any ERISA Affiliate of Progressive, nor any of the Progressive Plans, nor any trust created thereunder, nor, to the best knowledge of Progressive, any trustee or administrator thereof has engaged in a prohibited transaction (within the meaning of Section 406 of ERISA and Section 4975 of the Code) in connection with which Progressive or any ERISA Affiliate of Progressive could, either directly or indirectly, incur a material liability or cost.

          (e) Except as Previously Disclosed, full payment has been made, or will be made in accordance with Section 404(a)(6) of the Code, of all amounts that Progressive or any ERISA Affiliate of Progressive is required to pay under
Section 412 of the Code or under the terms of the Progressive Plans.

          (f) Except as Previously Disclosed, as of the Closing Date, the then fair market value of the assets held under each Progressive Plan that is subject to Title IV of ERISA will be sufficient so as to permit a "standard termination" of each such Progressive Plan under Section 4042(b) of ERISA without the need to make any additional contributions to such Progressive Plans. No reportable event under Section 4043 of ERISA has occurred with respect to any Progressive Plan on or before the Closing Date other than any reportable event occurring by reason of the transactions contemplated by this Agreement or a reportable event for which the requirement of notice to the Pension Benefit Guaranty Corporation has been waived.

          (g) Except as Previously Disclosed, none of the Progressive Plans is a "multiemployer pension plan," as such term is defined in Section 3(37) of ERISA, a "multiple employer welfare arrangement," as such term is defined in Section 3(40) of ERISA, or a single employer plan that has two or more contributing sponsors, at least two of whom are not under common control, within the meaning of Section 4063(a) of ERISA.

          (h) Except as Previously Disclosed, a favorable determination letter has been issued by the Internal Revenue Service with respect to each Progressive Plan that is intended to be "qualified" within the meaning of Section 401(a) of the Code to the effect that such plan is so qualified and each such Progressive Plan satisfies the requirements of Section 401(a) of the Code in all material respects. Each Progressive Plan that is intended to satisfy the requirements of
Section 125 or 501(c)(9) of the Code satisfies such requirements in all material respects. Each Progressive Plan has been operated and administered in all material respects in accordance with its terms and applicable laws, including but not limited to ERISA and the Code.

          (i) Except as Previously Disclosed, there are no actions, suits or claims pending, or, to the knowledge of Progressive, threatened or anticipated (other than routine claims for benefits) against any Progressive Plan, the assets of any Progressive Plan or against Progressive or any ERISA Affiliate of Progressive with respect to any Progressive Plan. There is no judgment, decree, injunction, rule or order of any court, governmental body, commission, agency or arbitrator outstanding against or in favor of any Progressive Plan or any fiduciary thereof (other than rules of general applicability). There are no pending or threatened audits, examinations or investigations by any governmental body, commission or agency involving any Progressive Plan.

          (j) Except as Previously Disclosed, the consummation of the transactions contemplated by this Agreement will not (i) entitle any current or former employee or director of Progressive or any ERISA Affiliate of Progressive to severance pay, unemployment compensation or any similar payment, or (ii) accelerate the time of payment or vesting, or increase the amount, of any compensation due to any such current or former employee or director, or (iii) renew or extend the term of any agreement regarding compensation for any such current or former employee or director.

2.15.     Labor Matters

          With respect to their employees, neither Progressive nor Pawling is a party to any labor agreement with any labor organization, group or association and each of Progressive and Pawling is in material compliance with all applicable laws respecting employment practices, terms and conditions of employment and wages and hours and has not engaged in any unfair labor practice. Progressive and Pawling have not experienced any attempt by organized labor or its representatives to make Progressive or Pawling conform to demands of organized labor relating to their employees or to enter into a binding agreement with organized labor that would cover the employees of Progressive or Pawling. To the knowledge of Progressive and Pawling, there is no unfair labor practice charge or other complaint by any employee or former employee of Progressive or Pawling against any of them pending before any governmental agency arising out of Progressive's or Pawling's activities; there is no labor strike or labor disturbance pending or, to the knowledge of Progressive and Pawling, threatened against any of them; and neither Progressive nor Pawling has experienced a work stoppage or other labor difficulty since January 1, 1997.

2.16.     Certain Contracts

          (a) Except as Previously Disclosed, neither Progressive nor Pawling is a party to, or is bound by, (i) any material agreement, arrangement or commitment involving annual payments in excess of $100,000, whether or not made in the ordinary course of business, (ii) any agreement, indenture or other instrument relating to the borrowing of money by Progressive or

Pawling or the guarantee by Progressive or Pawling of any such obligation, (iii) any agreement, arrangement or commitment relating to the employment of a consultant or the employment, election, retention in office or severance of any present or former director or officer, (iv) any agreement to make loans or for the provision, purchase or sale of goods, services or property between Progressive or Pawling and any director or executive officer of Progressive or Pawling, or any member of the immediate family or affiliate of any of the foregoing, or (v) any agreement between Progressive or Pawling and any five percent or more shareholder of Progressive, in each case other than transactions entered into in the ordinary course of the banking business of Pawling consistent with past practice.

          (b) Neither Progressive nor Pawling, nor to the knowledge of Progressive or Pawling, the other party thereto, is in default under any material agreement, commitment, arrangement, lease, insurance policy or other instrument whether entered into in the ordinary course of business or otherwise and whether written or oral, and there has not occurred any event that, with the lapse of time or giving of notice or both, would constitute such a default, other than defaults of loan agreements by borrowers from Pawling in the ordinary course of its banking business.

          (c) Since September 30, 1997, neither Progressive nor Pawling has incurred or paid any obligation or liability that would be material to Progressive, except obligations incurred or paid in connection with transactions in the ordinary course of business of Pawling consistent with its past practice and except as Previously Disclosed. Except as Previously Disclosed, from September 30, 1997 to the date hereof, neither Progressive nor Pawling has taken any action that, if taken after the date hereof, would breach any of the covenants contained in Section 4.7(b) hereof.

          (d) Except as Previously Disclosed, neither Progressive nor Pawling has, during the period since December 31, 1995, controlled expenses through elimination of employee benefits, deferral of routine maintenance of real property or leased premises, elimination of reserves where the liability related to such reserve has remained, reduction of capital improvements from previous levels, failure to depreciate capital assets in accordance with past practice or eliminate capital assets which are no longer used in the business of either Progressive or Pawling, capitalized loan production expenses other than in accordance with FAS 91 or extraordinary reduction or deferral of ordinary or necessary expenses.

2.17.     Real Estate Owned

          (a) Except for liens, security interests, claims, charges, or such other encumbrances as have been appropriately reserved for in the Progressive Financial Statements or are not material and are in the process of being cleared, title to the REO is good and marketable, and there are no adverse claims or encumbrances on the REO.

          (b) All title, hazard and other insurance claims and mortgage guaranty claims with respect to the REO have been timely filed and neither Progressive nor Pawling has received any notice of denial of any such claim.

          (c) Progressive and Pawling are in possession of all of the REO or, if any of the REO remains occupied by the mortgagor, eviction or summary proceedings have been commenced or rental arrangements providing for market rental rates have been agreed upon and Progressive and/or Pawling are diligently pursuing such eviction or summary proceedings or such rental arrangements.

          (d) Except as Previously Disclosed, no legal proceeding or quasi-legal proceeding is pending or, to the knowledge of Progressive and Pawling, threatened concerning any REO or any servicing activity or omission to provide a servicing activity with respect to any of the REO.

2.18.     Legal Proceedings

          Except as Previously Disclosed, there are no actions, suits or proceedings instituted, pending or, to the knowledge of Progressive, threatened against Progressive or Pawling or against any asset, interest or right of Progressive or Pawling that might have a material adverse effect on the financial condition, results of operations or business of Progressive on a consolidated basis. To the knowledge of Progressive, there are no actual or threatened actions, suits or proceedings which present a claim to restrain or prohibit the transactions contemplated herein. There are no actions, suits or proceedings instituted, pending or, to the knowledge of Progressive, threatened against any present or former director or officer of Progressive that might give rise to a claim for indemnification, and, to the knowledge of Progressive, there is no reasonable basis for any such action, suit or proceeding.

2.19.     Compliance with Laws

          Progressive and Pawling are in compliance in all material respects with all statutes and regulations applicable to the conduct of their business, and neither Progressive nor Pawling has received notification from any agency or department of federal, state or local government (i) asserting a material violation of any such statute or regulation, (ii) threatening to revoke any license, franchise, permit or government authorization or (iii) restricting or in any way limiting its operations. Neither Progressive nor Pawling is subject to any regulatory or supervisory cease and desist order, agreement, directive, memorandum of understanding or commitment, and neither of them has received any communication requesting that they enter into any of the foregoing. Without limiting the generality of the foregoing, Pawling has timely filed all currency transaction reports required to be filed and taken all other actions required under the Currency and Foreign Transactions Reporting Act, codified at 31 U.S.C.
(S) 5301 et seq., and its implementing regulations.
         -- ---

2.20.     Brokers and Finders

          Except for Progressive's engagement of and agreement to pay Sandler O'Neill & Partners, L.P. a fee or commission as Previously Disclosed, neither Progressive nor Pawling, nor any of their respective officers, directors or employees, has employed any broker, finder or financial advisor or incurred any liability for any fees or commissions in connection with the transactions contemplated herein, the Bank Merger Agreement or the Plan of Merger.

2.21.     Insurance

          Progressive and Pawling currently maintain insurance in amounts reasonably necessary for their operations and, to the best knowledge of Progressive, similar in scope and coverage to that maintained by other entities similarly situated. Neither Progressive nor Pawling has received any advance notice of a material premium increase or cancellation with respect to any of its insurance policies or bonds, and within the last three years, neither Progressive nor Pawling has been refused any insurance coverage sought or applied for, and Progressive has no reason to believe that existing insurance coverage cannot be renewed as and when the same shall expire, upon terms and conditions as favorable as those presently in effect, other than possible increases in premiums or unavailability in coverage that have not resulted from any extraordinary loss experience of Progressive or Pawling.

2.22.     Repurchase Agreements

          With respect to all agreements pursuant to which Progressive or Pawling has purchased securities subject to an agreement to resell, if any, Progressive or Pawling, as the case may be, has a valid, perfected first lien or security interest in the government securities or other collateral securing the repurchase agreement, and the value of such collateral equals or exceeds the amount of the debt secured thereby.

2.23.     Deposit Insurance

          The deposits of Pawling are insured by the FDIC in accordance with the FDIA, and Pawling has paid all assessments and filed all reports required by the FDIA.

2.24.     Environmental Matters

          (a) Except for any violation, liability or noncompliance which does not have a material adverse effect on Progressive or Pawling: (i) neither Progressive nor Pawling has violated during the last five years or is in violation of or is liable under any federal, state or local environmental law;
(ii) none of the properties owned or leased by either Progressive or Pawling (including, without limitation, soils and surface and ground waters) are contaminated with any hazardous substance; (iii) neither Progressive nor Pawling is liable for any off-site contamination; and (iv) each of Progressive and Pawling is, and during the last five years has been, in compliance with, all of its respective permits, licenses and other authorizations issued under any environmental laws. For purposes of the foregoing, all references to "properties" include, without limitation, any owned real property or leased real property.

          (b) Neither Progressive nor Pawling has received any written notice of any legal, administrative, arbitral or other proceeding, claim or action and, to the knowledge of Progressive and Pawling, there is no governmental investigation of any nature ongoing, in each case that could reasonably be expected to result in the imposition, on Progressive or Pawling of any liability arising under any local, state or federal environmental statute, regulation or ordinance including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, which liability would have a material adverse effect on Progressive or Pawling; to the best knowledge of Progressive and Pawling, there are no facts or circumstances which could reasonably be expected to form the basis for any such proceeding, claim, action or governmental investigation that would impose any such liability; and neither Progressive nor Pawling is subject to any agreement, order, judgment, decree or memorandum by or with any court, governmental authority, regulatory agency or third party imposing any such liability.

2.25.     Certain Information

          When the Registration Statement or any post-effective amendment thereto shall become effective, and at all times subsequent to such effectiveness up to and including the time of the later of the Progressive and Hudson Chartered shareholders' meetings to vote upon the Merger, such Registration Statement and all amendments or supplements thereto, with respect to all information set forth therein furnished by Progressive relating to Progressive and Pawling, (i) shall comply in all material respects with the applicable provisions of the Securities Laws, and (ii) shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading.

2.26.     Administration of Trust Accounts

          Pawling has properly administered, in all respects material and which could reasonably be expected to be material to the business, operations or financial condition of Progressive and Pawling, taken as a whole, all accounts for which it acts as a fiduciary, including but not limited to accounts for which it serves as a trustee, agent, custodian, personal representative, guardian, conservator or investment advisor, in accordance with the terms of the governing documents and applicable state and federal law and regulation and common law. Neither Progressive, Pawling, nor any director, officer or employee of Progressive or Pawling has committed any breach of trust with respect to any such fiduciary account which is material to or could reasonably be expected to be material to the business, operations or financial condition of Progressive and Pawling, taken as a whole, and the accountings for each such fiduciary account are true and correct in all material respects and accurately reflect the assets of such fiduciary account in all material respects.

2.27.     Information in Applications

          All information concerning Progressive and Pawling, and their respective officers, directors and shareholders, included (or submitted for inclusion) in the applications described in Section 4.3 hereof shall be true, correct and complete in all material respects.

2.28.     Pooling of Interests

          Progressive knows of no reason (after consultation with its independent accountants) which would reasonably cause it to believe that the Merger will not qualify as a pooling of interests for financial accounting purposes.

2.29.     Derivative Transactions

          Except as Previously Disclosed, as of the date hereof, neither Progressive nor Pawling has engaged in transactions in or involving forwards, futures, options on futures, swaps or other derivative instruments since December 31, 1996.

2.30.     Intellectual Property

          Progressive and Pawling own the entire right, title and interest in and to, or have valid licenses with respect to, all the Intellectual Property necessary in all material respects to conduct their business and operations as presently conducted, except where the failure to do so would not, individually or in the aggregate, have a material adverse effect on the financial condition, results of operations or business of Progressive on a consolidated basis. None of such Intellectual Property is subject to any outstanding order, decree, judgment, stipulation, settlement, lien, charge, encumbrance or attachment, which order, decree, judgment, stipulation, settlement, lien, charge, encumbrance or attachment would have a material adverse effect on the financial condition, results of operations or business of Progressive on a consolidated basis.


                                   ARTICLE 3
              REPRESENTATIONS AND WARRANTIES OF HUDSON CHARTERED
                               AND HUDSON VALLEY

          Hudson Chartered and Hudson Valley hereby represent and warrant to Progressive and Pawling as follows:

3.1.      Capital Structure of Hudson Chartered

          (a) The authorized capital stock of Hudson Chartered consists of (i) 20,000,000 shares of common stock, par value $0.80 per share ("Hudson Chartered Common Stock"), of which 7,076,263 shares are issued and outstanding and 85,015 shares are held in treasury; and (ii) 5,000,000 shares of preferred stock, par value $0.01 per share ("Hudson Chartered Preferred Stock"), none of which are currently outstanding. All outstanding shares of Hudson Chartered Common Stock have been duly authorized and validly issued, and are fully paid and nonassessable. None of the shares of Hudson Chartered's capital stock has been issued in violation of the preemptive rights of any person.

          (b) Except for options granted under the Hudson Chartered Stock-Based Compensation Plans with respect to 462,247 shares of Hudson Chartered Common Stock, and the Hudson Chartered Option Agreement, there are no Rights authorized, issued or outstanding with respect to the capital stock of Hudson Chartered and no written or oral plans, understandings, commitments or contracts to which Hudson Chartered or, to Hudson Chartered's knowledge, any of its affiliates is subject with respect to the issuance, voting or sale of issued or unissued shares of Hudson Chartered's capital stock.

3.2.      Organization, Standing and Authority of Hudson Chartered

          Hudson Chartered is a duly organized corporation, validly existing and in good standing under the laws of the State of New York. Hudson Chartered (i) has full corporate power and authority to carry on its business as now conducted and (ii) is duly qualified to do business in the states of the United States and foreign jurisdictions where its ownership or leasing of property or the conduct of its business requires such qualification and where failure to so qualify would have a material adverse effect on the financial condition, results of operations or business of Hudson Chartered on a consolidated basis. Hudson Chartered has all federal, state, local and foreign governmental authorizations and licenses necessary for it to own and lease its properties and assets and to carry on its business as it is now being conducted. Hudson Chartered has delivered to Progressive true, complete and correct copies of its certificate of incorporation and by-laws, each as in effect on the date of this Agreement. Hudson Chartered is registered as a bank holding company under the Bank Holding Company Act.

3.3. Ownership of the Hudson Chartered Subsidiaries; Capital Structure of the Hudson Chartered Subsidiaries

          Hudson Chartered does not own, directly or indirectly, 5% or more of the outstanding capital stock or other voting securities of any corporation, bank or other organization except Hudson Valley, Hudson Chartered Realty Corporation (collectively the "Hudson Chartered Subsidiaries" and each individually a "Hudson Chartered Subsidiary"). The outstanding shares of capital stock of each Hudson Chartered Subsidiary have been duly authorized and are validly issued, and are fully paid and (subject to 12 U.S.C. (S) 55) nonassessable and, except as Previously Disclosed, all such shares are directly or indirectly owned by Hudson Chartered free and clear of all liens, claims and encumbrances. No Rights are authorized, issued or outstanding with respect to the capital stock of any Hudson Chartered Subsidiary and there are no agreements, understandings or commitments relating to the right of Hudson Chartered to vote or to dispose of said shares. None of the shares of capital stock of any Hudson Chartered Subsidiary has been issued in violation of the preemptive rights of any person.

3.4.      Organization, Standing and Authority of the
          Hudson Chartered Subsidiaries

          Hudson Valley is a duly organized national banking association, validly existing and in good standing under applicable laws. Each other Hudson Chartered Subsidiary is a duly organized corporation, validly existing and in good standing under applicable laws. Each Hudson Chartered Subsidiary (i) has full corporate power and authority to own, lease and operate its properties and to carry on its business as now conducted, and (ii) is duly qualified to do business in the states of the United States and foreign jurisdictions where its ownership or leasing of property or the conduct of its business requires such qualification and where failure to so qualify would have a material adverse effect on the financial condition, results of operations or business of Hudson Chartered on a consolidated basis. Each Hudson Chartered Subsidiary has all federal, state, local and foreign governmental authorizations and licenses necessary for it to own or lease its properties and assets and to carry on its business as it is now being conducted. Hudson Valley has delivered to Progressive true, complete and correct copies of its articles of association and by-laws, each as in effect on the date of this Agreement.

3.5.      Authorized and Effective Agreement

          (a) Hudson Chartered has all requisite corporate power and authority to enter into, adopt and perform all of its obligations under this Reorganization Agreement, the Plan of Merger and the Hudson Chartered Option Agreement. The execution, adoption and delivery of this Reorganization Agreement, the Plan of Merger and the Hudson Chartered Option Agreement and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action in respect thereof on the part of Hudson Chartered (including the unanimous approval of its Board of Directors), except that the affirmative vote of the holders of the outstanding shares of Hudson Chartered Common Stock entitled to vote thereon is required to adopt the Plan of Merger pursuant to the New York Business Corporation Law, as amended, and Hudson Chartered's Certificate of Incorporation and Bylaws.

          (b) Hudson Valley has all requisite corporate power and authority to enter into and perform all of its obligations under this Reorganization Agreement and the Bank Merger Agreement and the execution and delivery of this Reorganization Agreement and the Bank Merger Agreement and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action in respect thereof on the part of Hudson Valley.

          (c) This Reorganization Agreement and the Plan of Merger constitute legal, valid and binding obligations of Hudson Chartered and this Reorganization Agreement and the Bank Merger Agreement constitute legal, valid and binding obligations of Hudson Valley, in each case enforceable against it in accordance with their respective terms, subject as to enforceability, to bankruptcy, insolvency and other laws of general applicability relating to or affecting creditors' rights and to general equity principles.

          (d) Except as Previously Disclosed, neither the execution, adoption and delivery of this Reorganization Agreement, the Plan of Merger or the Hudson Chartered Option Agreement, in the case of Hudson Chartered, or this Reorganization Agreement or the Bank Merger Agreement, in the case of Hudson Valley, nor consummation of the transactions contemplated hereby or thereby, nor compliance by Hudson Chartered or Hudson Valley with any of the provisions hereof or thereof shall (i) conflict with or result in a breach of any provision of the certificate of incorporation, articles of association or by-laws of Hudson Chartered or any Hudson Chartered Subsidiary, (ii) constitute or result in a breach of any term, condition or provision of, or constitute a default under, or give rise to any right of termination, cancellation or acceleration with respect to, or result in the creation of any lien, charge or encumbrance upon any property or asset of Hudson Chartered or any Hudson Chartered Subsidiary pursuant to, any note, bond, mortgage, indenture, license, agreement or other instrument or obligation, in each case in an amount greater than $100,000 or requiring an annual payment greater than $100,000, or (iii) subject to the receipt of all required regulatory approvals, violate any order, writ, injunction, decree, statute, rule or regulation applicable to Hudson Chartered or any Hudson Chartered Subsidiary.

          (e) Except for consents and approvals of or filings with the Federal Reserve Board, the OCC, the FDIC, the Commission, the Banking Department, the New York Department of State and any appropriate state securities authorities, and except as Previously Disclosed, no consents or approvals of or filings or registrations with any public body or authority are necessary, and no consents or approvals of any third parties are necessary, in connection with the execution and delivery of this Agreement and the Bank Merger Agreement by Hudson Chartered and Hudson Valley or the consummation by Hudson Chartered or Hudson Valley of the transactions contemplated hereby, thereby or by the Plan of Merger.

3.6.      SEC Documents; Regulatory Filings

          Hudson Chartered has filed all SEC Documents required by the Securities Laws and such SEC Documents complied in all material respects with the Securities Laws. Each of Hudson Chartered and Hudson Valley has filed all reports required by statute or regulation to be filed with any federal or state bank regulatory agency, and such reports were prepared in accordance with the applicable statutes, regulations and instructions in all material respects.

3.7.      Financial Statements; Books and Records; Minute Books

          The Hudson Chartered Financial Statements fairly present the consolidated financial position of Hudson Chartered as of the dates indicated and the consolidated results of operations, changes in stockholders' equity and cash flows of Hudson Chartered for the periods then ended in conformity with generally accepted accounting principles applicable to financial institutions applied on a consistent basis except (i) as disclosed therein, (ii) for the omission of notes to unaudited statements, and (iii) for normally recurring year-end adjustments in the case of interim financial statements. The books and records of Hudson Chartered and each Hudson Chartered Subsidiary fairly reflect the transactions to which it is a party or by which its properties are subject or bound. Such books and records have been properly kept and maintained and are in compliance in all material respects with all applicable legal and accounting requirements. The minute books of Hudson Chartered and each Hudson Chartered Subsidiary contain accurate records of all corporate actions of their respective shareholders and Boards of Directors (including committees of their Boards of Directors).

3.8.      Material Adverse Change

          Hudson Chartered has not, on a consolidated basis, suffered any material adverse change in its business, financial condition or results of operations since December 31, 1996 to the date hereof.

3.9.      Absence of Undisclosed Liabilities

          Neither Hudson Chartered nor any Hudson Chartered Subsidiary has any liability (contingent or otherwise) that is material to Hudson Chartered on a consolidated basis, or that, when combined with all similar liabilities, would be material to Hudson Chartered on a consolidated basis, except as disclosed in the Hudson Chartered Financial Statements and except for liabilities incurred in the ordinary course of business consistent with past practice since the date of the most recent Hudson Chartered Financial Statements.

3.10.     Properties

          Hudson Chartered and the Hudson Chartered Subsidiaries have good title free and clear of all liens, encumbrances, charges, defaults or equitable interests to all of the properties and assets, real and personal, reflected on the Hudson Chartered Financial Statements as of September 30, 1997 or acquired after such date, except (i) liens for current taxes not yet due and payable,
(ii) pledges to secure deposits and other liens incurred in the ordinary course of banking business, (iii) such imperfections of title, easements and encumbrances, if any, as are customary under local practice or are not material in character, amount or extent and (iv) dispositions and encumbrances for adequate consideration in the ordinary course of business. Hudson Chartered or one of the Hudson Chartered Subsidiaries, as lessee, has the right under valid and subsisting leases of properties used by Hudson Chartered and the Hudson Chartered Subsidiaries in the conduct of its banking business to occupy and use all such properties as presently occupied and used by it. Each of the real properties used by Hudson Chartered and the Hudson Chartered Subsidiaries has been maintained in all material respects in good condition and is suitable for its current use by Hudson Chartered and the Hudson Chartered Subsidiaries. Each of such properties conforms in all material respects to currently applicable ordinances, regulations and zoning requirements and, if required, is occupied pursuant to a certificate of occupancy authorizing its current use. Since September 30, 1997, none of such properties which are material to the operation of Hudson Chartered and the Hudson Chartered Subsidiaries has been damaged by fire, storm or other identifiable event or other act of God, except to the extent that any property owned or leased by Hudson Chartered or one of the Hudson Chartered Subsidiaries, if so damaged, is insured to the extent necessary to satisfactorily repair the damaged premises.

3.11.     Loans

          (a) Except as Previously Disclosed, to the best knowledge of Hudson Chartered and Hudson Valley, each loan reflected as an asset in the Hudson Chartered Financial Statements (i) is evidenced by notes, agreements or other evidences of indebtedness which are true, genuine and what they purport to be,
(ii) to the extent secured, has been secured by valid liens and security interests which have been perfected, and (iii) is the legal, valid and binding obligation of the obligor named therein, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance and other laws of general applicability relating to or affecting creditors' rights and to general equity principles. All loans and extensions of credit made by Hudson Valley that are subject to Regulation O of the Federal Reserve Board comply therewith.

          (b) The classification on the books and records of Hudson Chartered and each Hudson Chartered Subsidiary of loans as nonaccrual, troubled debt restructuring, in-substance foreclosure or other real estate owned, or other similar classification, complies in all material respects with generally accepted accounting principles and applicable regulatory accounting policy.

3.12.     Allowance for Loan Losses

          The allowance for loan losses reflected on the Hudson Chartered Financial Statements as of September 30, 1997 and any Hudson Chartered Financial Statements referred to in Section 1.18(ii) hereof, as of their respective dates, is adequate in all material respects under the requirements of generally accepted and regulatory accounting principles to provide for reasonably anticipated losses on outstanding loans.

3.13.     Tax Matters

          (a) Hudson Chartered and each Hudson Chartered Subsidiary, and each of their respective predecessors, have timely filed federal income tax returns for each year through December 31, 1996 and have timely filed, or caused to be filed, all other federal, state, local and foreign tax returns (including, without limitation, estimated tax returns, withholding tax returns and FICA and FUTA returns) required to be filed with respect to Hudson Chartered or such Hudson Chartered Subsidiary. Hudson Chartered has made available to Progressive true and complete copies of its federal and state income tax returns for the past five years, and true and complete copies of all correspondence from governmental authorities, and responses of Hudson Chartered or any Hudson Chartered Subsidiary thereto, relating to such federal and state income tax returns or any other federal, state, local or other tax filings within the past five years. All taxes due in respect of the periods covered by such tax returns have been paid or adequate reserves have been established for the payment of such taxes and, as of the Closing Date, all taxes due in respect of any subsequent periods ending on or prior to the Closing Date will have been paid or adequate reserves will have been established for the payment thereof. Except as Previously Disclosed, no audit examination or deficiency or refund litigation with respect to such returns is pending. Neither Hudson Chartered nor any Hudson Chartered Subsidiary will have any material liability for any such taxes in excess of the amounts so paid or reserves or accruals so established.

          (b) All federal, state and local (and, if applicable, foreign) tax returns filed by Hudson Chartered and each Hudson Chartered Subsidiary are complete and accurate in all material respects. Neither Hudson Chartered nor any Hudson Chartered Subsidiary is delinquent in the payment of any tax, assessment or governmental charge, and, except as Previously Disclosed, none of them has requested any extension of time within which to file any tax returns in respect of any fiscal year or portion thereof which have not since been filed. No deficiencies for any tax, assessment or governmental charge have been proposed, asserted or assessed (tentatively or otherwise) against Hudson Chartered or any Hudson Chartered Subsidiary which have not been settled and paid. Except as Previously Disclosed, there are currently no agreements in effect with respect to Hudson Chartered or any Hudson Chartered Subsidiary to extend the period of limitations for the assessment or collection of any tax.

          (c) Hudson Chartered and each Hudson Chartered Subsidiary have timely filed all information returns required under Sections 6041-6050N of the Code and any comparable state and local laws, and have timely complied in all respects with the requirements of Section 3406 of the Code and the regulations thereunder and any comparable state and local laws and regulations.

          (d) Termination of the employment of any employees of Hudson Chartered or any Hudson Chartered Subsidiary following consummation of the transactions contemplated hereby will not cause Hudson Chartered or any Hudson Chartered Subsidiary to make or to be required to make any "excess parachute payment" as that term is defined in Section 280G of the Code.

3.14.     Employee Benefit Plans; ERISA

          (a) Hudson Chartered has Previously Disclosed each material Hudson Chartered Plan.

          (b) With respect to each material Hudson Chartered Plan, Hudson Chartered has made available to Progressive true and complete copies of each of the following documents: (1) the Hudson Chartered Plan and related documents (including all amendments thereto); (2) the most recent annual reports, financial statements, and actuarial reports, if any; (3) the most recent summary plan description, together with each summary of material modifications, required under ERISA with respect to such Hudson Chartered Plan; and (4) the most recent determination letter received from the Internal Revenue Service with respect to each Hudson Chartered Plan that is intended to be qualified under the Code.

          (c) No liability under Title IV of ERISA has been incurred by Hudson Chartered or any ERISA Affiliate of Hudson Chartered since the effective date of ERISA that has not been satisfied in full, and no condition exists that presents a material risk to Hudson Chartered or any ERISA Affiliate of Hudson Chartered of incurring a liability under such Title. None of the Hudson Chartered Plans is subject to Title IV of ERISA.

          (d) Neither Hudson Chartered nor any ERISA Affiliate of Hudson Chartered, nor any of the Hudson Chartered Plans, nor any trust created thereunder, nor, to the best knowledge of Hudson Chartered, any trustee or administrator thereof has engaged in a prohibited transaction (within the meaning of Section 406 of ERISA and Section 4975 of the Code) in connection with which Hudson Chartered or any ERISA Affiliate of Hudson Chartered could, either directly or indirectly, incur a material liability or cost.

          (e) Full payment has been made, or will be made in accordance with
Section 404(a)(6) of the Code, of all amounts that Hudson Chartered or any ERISA Affiliate of Hudson Chartered is required to pay under Section 412 of the Code or under the terms of the Hudson Chartered Plans.

          (f) Except as Previously Disclosed, none of the Hudson Chartered Plans is a "multiemployer pension plan," as such term is defined in Section 3(37) of ERISA, a "multiple employer welfare arrangement," as such term is defined in
Section 3(40) of ERISA, or a single employer plan that has two or more contributing sponsors, at least two of whom are not under common control, within the meaning of Section 4063(a) of ERISA.

          (g) A favorable determination letter has been issued by the Internal Revenue Service with respect to each Hudson Chartered Plan that is intended to be "qualified" within the meaning of Section 401(a) of the Code to the effect that such plan is so qualified and each such Hudson Chartered Plan satisfies the requirements of Section 401(a) of the Code in all material respects. Each Hudson Chartered Plan that is intended to satisfy the requirements of Section 125 or 501(c)(9) of the Code satisfies such requirements in all material respects. Each Hudson Chartered Plan has been operated and administered in all material respects in accordance with its terms and applicable laws, including but not limited to ERISA and the Code.

          (h) There are no actions, suits or claims pending, or, to the knowledge of Hudson Chartered, threatened or anticipated (other than routine claims for benefits) against any Hudson Chartered Plan, the assets of any Hudson Chartered Plan or against Hudson Chartered or any ERISA Affiliate of Hudson Chartered with respect to any Hudson Chartered Plan. There is no judgment, decree, injunction, rule or order of any court, governmental body, commission, agency or arbitrator outstanding against or in favor of any Hudson Chartered Plan or any fiduciary thereof (other than rules of general applicability). There are no pending or threatened audits, examinations or investigations by any governmental body, commission or agency involving any Hudson Chartered Plan.

          (i) Except as Previously Disclosed, the consummation of the transactions contemplated by this Agreement will not (i) entitle any current or former employee or director of Hudson Chartered or any ERISA Affiliate of Hudson Chartered to severance pay, unemployment compensation or any similar payment, or
(ii) accelerate the time of payment or vesting, or increase the amount, of any compensation due to any such current or former employee or director, or (iii) renew or extend the term of any agreement regarding compensation for any such current or former employee or director.

3.15.     Labor Matters

          With respect to their employees, neither Hudson Chartered nor any Hudson Chartered Subsidiary is a party to any labor agreement with any labor organization, group or association, and each of Hudson Chartered and the Hudson Chartered Subsidiaries is in material compliance with all applicable laws respecting employment practices, terms and conditions of employment and wages and hours and has not engaged in any unfair labor practice. Hudson Chartered and the Hudson Chartered Subsidiaries have not experienced any attempt by organized labor or its representatives to make Hudson Chartered or any Hudson Chartered Subsidiary conform to demands of organized labor relating to their employees or to enter into a binding agreement with organized labor that would cover the employees of Hudson Chartered or any Hudson Chartered Subsidiary. To the knowledge of Hudson Chartered and the Hudson Chartered Subsidiaries, there is no unfair labor practice charge or other complaint by any employee or former employee of Hudson Chartered or any Hudson Chartered Subsidiary against any of them pending before any governmental agency arising out of Hudson Chartered's or such Hudson Chartered Subsidiary's activities; there is no labor strike or labor disturbance pending or, to the knowledge of Hudson Chartered and the Hudson Chartered Subsidiaries, threatened against any of them; and neither Hudson Chartered nor any Hudson Chartered Subsidiary has experienced a work stoppage or other labor difficulty since January 1, 1997.

3.16.     Certain Contracts

          (a) Except as Previously Disclosed, neither Hudson Chartered nor any Hudson Chartered Subsidiary is a party to, or is bound by, (i) any material agreement, arrangement or commitment involving annual payments in excess of $100,000, whether or not made in the ordinary course of business, (ii) any agreement, indenture or other instrument relating to the borrowing of money by Hudson Chartered or any Hudson Chartered Subsidiary or the guarantee by Hudson Chartered or any Hudson Chartered Subsidiary of any such obligation, (iii) any agreement, arrangement or commitment relating to the employment of a consultant or the employment, election, retention in office or severance of any present or former director or officer, (iv) any agreement to make loans or for the provision, purchase or sale of goods, services or property between Hudson Chartered or any Hudson Chartered Subsidiary and any director or executive officer of Hudson Chartered or any Hudson Chartered Subsidiary, or any member of the immediate family or affiliate of any of the foregoing, or (v) any agreement between Hudson Chartered or any Hudson Chartered Subsidiary and any five percent or more shareholder of Hudson Chartered, in each case other than transactions entered into in the ordinary course of the banking business of Hudson Valley consistent with past practice.

          (b) Neither Hudson Chartered nor any Hudson Chartered Subsidiary, nor to the knowledge of Hudson Chartered or such Hudson Chartered Subsidiary, the other party thereto, is in default under any material agreement, commitment, arrangement, lease, insurance policy or other instrument whether entered into in the ordinary course of business or otherwise and whether written or oral, and there has not occurred any event that, with the lapse of time or giving of notice or both, would constitute such a default, other than defaults of loan agreements by borrowers from Hudson Valley in the ordinary course of its banking business.

          (c) Since September 30, 1997, neither Hudson Chartered nor any Hudson Chartered Subsidiary has incurred or paid any obligation or liability that would be material to Hudson Chartered, except obligations incurred or paid in connection with transactions in the ordinary course of business of Hudson Valley consistent with its past practice and except as Previously Disclosed. Except as Previously Disclosed, from September 30, 1997 to the date hereof, neither Hudson Chartered nor any Hudson Chartered Subsidiary has taken any action that, if taken after the date hereof, would breach any of the covenants contained in
Section 4.8(b) hereof.

          (d) Except as Previously Disclosed, neither Hudson Chartered nor any Hudson Chartered Subsidiary has, during the period since December 31, 1995, controlled expenses through elimination of employee benefits, deferral of routine maintenance of real property or leased premises, elimination of reserves where the liability related to such reserve has remained, reduction of capital improvements from previous levels, failure to depreciate capital assets in accordance with past practice or eliminate capital assets which are no longer used in the business of either of Hudson Chartered or any Hudson Chartered Subsidiary, capitalized loan production expenses other than in accordance with FAS 91 or extraordinary reduction or deferral of ordinary or necessary expenses.

3.17.     Real Estate Owned

          (a) Except for liens, security interests, claims, charges, or such other encumbrances as have been appropriately reserved for in the Hudson Chartered Financial Statements or are not material and are in the process of being cleared, title to the REO is good and marketable, and there are no adverse claims or encumbrances on the REO.

          (b) All title, hazard and other insurance claims and mortgage guaranty claims with respect to the REO have been timely filed and neither Hudson Chartered nor any Hudson Chartered Subsidiary has received any notice of denial of any such claim.

          (c) Except as Previously Disclosed, Hudson Chartered and each Hudson Chartered Subsidiary are in possession of all of the REO or, if any of the REO remains occupied by the mortgagor, eviction or summary proceedings have been commenced or rental arrangements providing for market rental rates have been agreed upon and Hudson Chartered and/or each Hudson Chartered Subsidiary are diligently pursuing such eviction or summary proceedings or such rental arrangements.

          (d) Except as Previously Disclosed, no legal proceeding or quasi-legal proceeding is pending or, to the knowledge of Hudson Chartered and each Hudson Chartered Subsidiary, threatened concerning any REO or any servicing activity or omission to provide a servicing activity with respect to any of the REO.

3.18.     Legal Proceedings

          Except as Previously Disclosed, there are no actions, suits or proceedings instituted, pending or, to the knowledge of Hudson Chartered, threatened against Hudson Chartered or any Hudson Chartered Subsidiary or against any asset, interest or right of Hudson Chartered or any Hudson Chartered Subsidiary that might have a material adverse effect on the financial condition, results of operations or business of Hudson Chartered on a consolidated basis. To the knowledge of Hudson Chartered, there are no actual or threatened actions, suits or proceedings which present a claim to restrain or prohibit the transactions contemplated herein. There are no actions, suits or proceedings instituted, pending or, to the knowledge of Hudson Chartered, threatened against any present or former director or officer of Hudson Chartered that might give rise to a claim for indemnification, and, to the knowledge of Hudson Chartered, there is no reasonable basis for any such action, suit or proceeding.

3.19.     Compliance with Laws

          Hudson Chartered and the Hudson Chartered Subsidiaries are in compliance in all material respects with all statutes and regulations applicable to the conduct of their business, and except as Previously Disclosed, neither Hudson Chartered nor any Hudson Chartered Subsidiary has received notification from any agency or department of federal, state or local government (i) asserting a material violation of any such statute or regulation, (ii) threatening to revoke any license, franchise, permit or government authorization or (iii) restricting or in any way limiting its operations. Except as Previously Disclosed, neither Hudson Chartered nor any Hudson Chartered Subsidiary is subject to any regulatory or supervisory cease and desist order, agreement, directive, memorandum of understanding or commitment, and neither of them has received any communication requesting that they enter into any of the foregoing. Without limiting the generality of the foregoing, Hudson Valley has timely filed all currency transaction reports required to be filed and taken all other actions required under the Currency and Foreign Transactions Reporting Act, codified at 31 U.S.C. (S) 5301 et seq., and its implementing regulations.
                               -- ---

3.20.     Brokers and Finders

          Except for Hudson Chartered's engagement of and agreement to pay Keefe Bruyette & Woods, Inc. a fee or commission as Previously Disclosed, neither Hudson Chartered nor any Hudson Chartered Subsidiary, nor any of their respective officers, directors or employees, has employed any broker, finder or financial advisor or incurred any liability for any fees or commissions in connection with the transactions contemplated herein, the Bank Merger Agreement or the Plan of Merger.

3.21.     Insurance

          Hudson Chartered and each Hudson Chartered Subsidiary currently maintain insurance in amounts reasonably necessary for their operations and, to the best knowledge of Hudson Chartered, similar in scope and coverage to that maintained by other entities similarly situated. Neither Hudson Chartered nor any Hudson Chartered Subsidiary has received any advance notice of a material premium increase or cancellation with respect to any of its insurance policies or bonds, and within the last three years, neither Hudson Chartered nor any Hudson Chartered Subsidiary has been refused any insurance coverage sought or applied for, and Hudson Chartered has no reason to believe that existing insurance coverage cannot be renewed as and when the same shall expire, upon terms and conditions as favorable as those presently in effect, other than possible increases in premiums or unavailability in coverage that have not resulted from any extraordinary loss experience of Hudson Chartered or any Hudson Chartered Subsidiary.

3.22.     Repurchase Agreements

          With respect to all agreements pursuant to which Hudson Chartered or any Hudson Chartered Subsidiary has purchased securities subject to an agreement to resell, if any, Hudson Chartered or such Hudson Chartered Subsidiary, as the case may be, has a valid, perfected first lien or security interest in the government securities or other collateral securing the repurchase agreement, and the value of such collateral equals or exceeds the amount of the debt secured thereby.

3.23.     Deposit Insurance; Federal Reserve Membership

          The deposits of Hudson Valley are insured by the FDIC in accordance with the FDIA, and Hudson Valley has paid all assessments and filed all reports required by the FDIA. Hudson Valley is a member of the Federal Reserve System and has subscribed and paid for the requisite number of shares of capital stock of the FRBNY.

3.24.     Environmental Matters

          (a) Except for any violation, liability or noncompliance which does not have a material adverse effect on Hudson Chartered or any Hudson Chartered
Subsidiary: (i) neither Hudson Chartered nor any Hudson Chartered Subsidiary has violated during the last five years or is in violation of or is liable under any federal, state or local environmental law; (ii) none of the properties owned or leased by either Hudson Chartered or any Hudson Chartered Subsidiary (including, without limitation, soils and surface and ground waters) are contaminated with any hazardous substance; (iii) neither Hudson Chartered nor any Hudson Chartered Subsidiary is liable for any off-site contamination; and (iv) each of Hudson Chartered and the Hudson Chartered Subsidiaries is, and during the last five years has been, in compliance with, all of its respective permits, licenses and other authorizations issued under any environmental laws. For purposes of the foregoing, all references to "properties" include, without limitation, any owned real property or leased real property.

          (b) Neither Hudson Chartered nor any Hudson Chartered Subsidiary has received any written notice of any legal, administrative, arbitral or other proceeding, claim or action and, to the knowledge of Hudson Chartered and the Hudson Chartered Subsidiaries, there is no governmental investigation of any nature ongoing, in each case that could reasonably be expected to result in the imposition, on Hudson Chartered or any Hudson Chartered Subsidiary of any liability arising under any local, state or federal environmental statute, regulation or ordinance including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, which liability would have a material adverse effect on Hudson Chartered or any Hudson Chartered Subsidiary; to the best knowledge of Hudson Chartered and the Hudson Chartered Subsidiaries, there are no facts or circumstances which could reasonably be expected to form the basis for any such proceeding, claim, action or governmental investigation that would impose any such liability; and neither Hudson Chartered nor any Hudson Chartered Subsidiary is subject to any agreement, order, judgment, decree or memorandum by or with any court, governmental authority, regulatory agency or third party imposing any such liability.

3.25.     Certain Information

          When the Registration Statement or any post-effective amendment thereto shall become effective, and at all times subsequent to such effectiveness up to and including the time of the later of the Progressive and Hudson Chartered shareholders' meetings to vote upon the Merger, such Registration Statement and all amendments or supplements thereto, with respect to all information set forth therein furnished by Hudson Chartered relating to Hudson Chartered and the Hudson Chartered Subsidiaries, (i) shall comply in all material respects with the applicable provisions of the Securities Laws, and
(ii) shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading.

3.26.     Administration of Trust Accounts

          Hudson Valley has properly administered, in all respects material and which could reasonably be expected to be material to the business, operations or financial condition of Hudson Chartered and Hudson Valley, taken as a whole, all accounts for which it acts as a fiduciary, including but not limited to accounts for which it serves as a trustee, agent, custodian, personal representative, guardian, conservator or investment advisor, in accordance with the terms of the governing documents and applicable state and federal law and regulation and common law. Neither Hudson Chartered, Hudson Valley, nor any director, officer or employee of Hudson Chartered or Hudson Valley has committed any breach of trust with respect to any such fiduciary account which is material to or could reasonably be expected to be material to the business, operations or financial condition of Hudson Chartered and Hudson Valley, taken as a whole, and the accountings for each such fiduciary account are true and correct in all material respects and accurately reflect the assets of such fiduciary account in all material respects.

3.27.     Information in Applications

          All information concerning Hudson Chartered and the Hudson Chartered Subsidiaries, and their respective officers, directors and shareholders, included (or submitted for inclusion) in the applications described in Section
4.3 hereof shall be true, correct and complete in all material respects.

3.28.     Pooling of Interests

          Hudson Chartered knows of no reason (after consultation with its independent accountants) which would reasonably cause it to believe that the Merger will not qualify as a pooling of interests for financial accounting purposes.

3.29.     Derivative Transactions

          Except as Previously Disclosed, as of the date hereof, neither Hudson Chartered nor any Hudson Chartered Subsidiary has engaged in transactions in or involving forwards, futures, options on futures, swaps or other derivative instruments since December 31, 1996.

3.30.     Intellectual Property

          Hudson Chartered and the Hudson Chartered Subsidiaries own the entire right, title and interest in and to, or have valid licenses with respect to, all the Intellectual Property necessary in all material respects to conduct their business and operations as presently conducted, except where the failure to do so would not, individually or in the aggregate, have a material adverse effect on the financial condition, results of operations or business of Hudson Chartered on a consolidated basis. None of such Intellectual Property is subject to any outstanding order, decree, judgment, stipulation, settlement, lien, charge, encumbrance or attachment, which order, decree, judgment, stipulation, settlement, lien, charge, encumbrance or attachment would have a material adverse effect on the financial condition, results of operations or business of Hudson Chartered on a consolidated basis.


                                   ARTICLE 4
                                   COVENANTS

4.1.      Shareholders' Meetings

          Hudson Chartered and Progressive shall submit this Reorganization Agreement, the Plan of Merger and such related matters as the parties shall reasonably and in good faith agree (including amendments to their respective certificates of incorporation) to their respective shareholders for approval at an annual or a special meeting to be held as soon as practicable. Except to the extent legally required for the discharge by the boards of directors of their fiduciary duties as determined by such boards of directors after consultation with such board's counsel, the boards of directors of Progressive and Hudson Chartered shall recommend at the respective shareholders' meetings that the shareholders vote in favor of and approve the Merger and adopt the Plan of Merger.

4.2       Proxy Statement; Registration Statement

          As promptly as practicable after the date hereof, Hudson Chartered and Progressive shall cooperate in the preparation of the Registration Statement, which shall include the Proxy Statement to be mailed to the shareholders of Hudson Chartered and Progressive in connection with the Merger. Hudson Chartered will advise Progressive, promptly after it receives notice thereof, of the time when the Registration Statement or any post-effective amendment thereto has become effective or any supplement or amendment has been filed, of the issuance of any stop order, of the suspension of qualification of the Continuing Corporation Common Stock issuable in connection with the Merger for offering or sale in any jurisdiction, or the initiation or threat of any proceeding for any such purpose, or of any request by the Commission for the amendment or supplement of the Registration Statement or for additional information. The parties hereto shall exercise reasonable efforts in good faith to file or cause to be filed, on or before the Effective Date, a post-effective amendment to the Registration Statement either with respect to the sale of the shares of Continuing Corporation Common Stock provided for in paragraph 8 of Article V of the Plan of Merger to the holders of stock options issued by Progressive or for the resale of such shares by such optionees, and the Continuing Corporation shall continue to make applicable filings thereafter as may be necessary to permit the continued exercise of options and the sale of such shares. The Continuing Corporation shall take all actions necessary to register or qualify the shares of Continuing Corporation Common Stock to be issued in the Merger and pursuant to such options pursuant to all applicable state "blue sky" or securities laws and shall maintain such registrations or qualifications in effect for all purposes hereof for so long as such options remain outstanding.

4.3.      Applications

          The parties hereto shall use their best efforts to submit or cause to be submitted, as promptly as practicable after the date hereof, any requisite applications or notices for prior approval of the transactions contemplated herein and in the Plan of Merger, or requests for waivers thereof, to any state or federal government agency, department or body the approval of which is required for consummation of the Merger and the Bank Merger. At a reasonable time prior to the making of any such filings with any regulatory authority or any third persons, Hudson Chartered and Progressive shall submit to each other the materials to be filed, mailed or released. Any such materials must be acceptable to both Hudson Chartered and Progressive prior to the filings with any regulatory authorities or any third persons, except to the extent that Hudson Chartered or Progressive is legally required to proceed prior to obtaining the acceptance of the other. Each party agrees to consult with the other with respect to obtaining all necessary approvals and consents and each will keep the other apprised of the status of matters relating to such approvals and consents.

4.4.      Best Efforts

          Hudson Chartered, Hudson Valley, Progressive and Pawling each shall use its best efforts in good faith to (i) furnish such information as may be necessary or desirable in connection with the preparation of the documents referred to in Sections 4.2 and 4.3 above, and (ii) take or cause to be taken all action necessary or desirable on its part so as to permit consummation of the Merger and the Bank Merger at the earliest possible date, including, without limitation, (1) obtaining the consent or approval of each individual, partnership, corporation, association or other business or professional entity whose consent or approval is necessary or desirable for consummation of the transactions contemplated hereby, and (2) requesting the delivery of appropriate opinions, consents and letters from its counsel and independent auditors. No party hereto shall take, or cause or to the best of its ability permit to be taken, any action that would adversely affect the qualification of the Merger for pooling of interests accounting treatment or as a reorganization within the meaning of Section 368(a) of the Code; provided that nothing herein contained shall preclude Hudson Chartered from exercising its rights under the Progressive Option Agreement or Progressive from exercising its rights under the Hudson Chartered Option Agreement. In the event that any party hereto has taken any action, whether before, on or after the date hereof, that would adversely affect such qualification, each party shall take such action as any other party may reasonably request to cure such effect to the extent curable without a material adverse effect on the financial condition, results of operations or business of either Hudson Chartered or Progressive on a consolidated basis.

4.5.      Investigation and Confidentiality


          (a) Hudson Chartered and Progressive each will keep the other advised of all material developments relevant to its business and to consummation of the transactions contemplated herein. Hudson Chartered and Progressive each may make or cause to be made such investigation of the financial and legal condition of the other as such party reasonably deems necessary or advisable in connection with the transactions contemplated herein and in the Plan of Merger and the Bank Merger Agreement, provided, however, that such investigation shall be reasonably related to such transactions and shall not interfere unnecessarily with normal operations. Hudson Chartered and Progressive agree to furnish the other and the other's advisors with such financial data and other information with respect to its business and properties as such other party shall from time to time reasonably request. No investigation pursuant to this Section 4.5 shall affect or be deemed to modify any representation or warranty made by, or the conditions to the obligations to consummate the Merger and the Bank Merger of, any party hereto.

          (b) Each party hereto shall, and shall cause its directors, officers, attorneys and advisors to, maintain the confidentiality of all information obtained in such investigation which is not otherwise publicly disclosed by the other parties, said undertaking with respect to confidentiality to survive any termination of this Agreement pursuant to Section 6.1 hereof. Each party hereto shall hold all information furnished by any other party or such other party's subsidiaries or representatives pursuant hereto in confidence to the extent required by, and in accordance with, the provisions of the confidentiality agreement dated October 23, 1997 by and between Hudson Chartered and Progressive (the "Confidentiality Agreement"). In the event of termination of this Agreement each party shall return to the furnishing party or destroy and certify the destruction of all information previously furnished in connection with the transactions contemplated by this Agreement.

          (c) Progressive shall give prompt notice to Hudson Chartered, and Hudson Chartered shall give prompt notice to Progressive, of (i) the occurrence, or failure to occur, of any material event which occurrence or failure would be likely to cause any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect any time from the date hereof to the Closing Date and (ii) any material failure of Progressive or Hudson Chartered, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder, and each party shall use all reasonable efforts to remedy such failure.

4.6.      Press Releases

          The parties hereto shall agree with each other as to the form and substance of any press release related to this Reorganization Agreement, the Plan of Merger and the Bank Merger Agreement or the transactions contemplated hereby or thereby, and shall consult each other as to the form and substance of other public disclosures related thereto, provided, however, that nothing contained herein shall prohibit any party, following notification to the other parties, from making any disclosure which its counsel deems necessary.

4.7.      Covenants of Progressive and Pawling



          (a) Prior to the Closing Date, and except as otherwise provided for by this Reorganization Agreement or consented to or approved by Hudson Chartered, Progressive and Pawling each shall use its best efforts to preserve its properties, business and relationships with customers, employees and other persons.

          (b) Except with the prior written consent of Hudson Chartered or except as Previously Disclosed, between the date hereof and the Effective Date, Progressive and Pawling each shall not:

              (1) carry on its business other than in the usual, regular and ordinary course in substantially the same manner as heretofore conducted;

              (2) in the case of Progressive only, declare, set aside, make or pay any dividend or other distribution in respect of its capital stock other than quarterly cash dividends in respective amounts not in excess of $0.20 per share, in a manner consistent with past practice and in accordance with applicable law, regulation and contractual and regulatory commitments;

              (3) issue any shares of its capital stock or permit any treasury shares to become outstanding other than pursuant to the Progressive Option Agreement or pursuant to Rights outstanding at the date hereof or Rights issued subsequent to the date hereof as Previously Disclosed, or incur any additional debt obligation or other obligation for borrowed money other than in the ordinary course of business of Pawling consistent with past practice;

              (4) issue, grant or authorize any Rights other than pursuant to the Progressive Option Agreement or as Previously Disclosed or effect any recapitalization, reclassification, stock dividend, stock split or like change in capitalization or redeem, repurchase or otherwise acquire any shares of its capital stock;

              (5) amend its certificate of incorporation, articles of association or by-laws except as contemplated herein or as agreed to by the parties hereto (and, to the extent required, disclosed in the Proxy Statement) to facilitate the consummation of the transactions contemplated hereby; impose, or suffer the imposition, on any share of stock held by Progressive in Pawling of any lien, charge or encumbrance, or permit any such lien, charge or encumbrance to exist;

              (6) merge or consolidate with any other entity; sell, lease, liquidate or dispose of all or any material portion of its assets or business or any material asset; make any acquisition of all or any substantial portion of the business or assets of any other person, firm, association, corporation or business organization other than in connection with the collection of any loan or credit arrangement between it and any other person; enter into or consummate a purchase and assumption transaction with respect to deposits and liabilities; revoke or surrender its certificate of authority to maintain, or apply for the relocation of, any existing branch office or apply for a certificate of authority to establish a new branch office, except as Previously Disclosed;

              (7) fail to comply in any material respect with any laws, regulations, ordinances or governmental actions applicable to it and to the conduct of its business;

              (8) acquire any material assets; make any capital expenditures in excess of $250,000 in the aggregate; or modify any leases or other contracts relating thereto that involve annual payments that exceed $250,000 in the aggregate, except as Previously Disclosed;

              (9) increase the rate of compensation of, pay or agree to pay any bonus to, or provide any additional employee benefit or incentive to (i) any director or any executive officer Previously Disclosed under any circumstances, or (ii) any other officer or employee except in the ordinary course of business in a manner consistent with the company's established salary and bonus policies and procedures and past practice, provided, however, that such payments may not increase severance amounts payable under employment or severance agreements (except for any payments made or paid pursuant to any change in control provisions contained therein); enter into, modify or extend any employment or severance contracts with any of its present or former directors, officers or employees, except as Previously Disclosed; or enter into or modify (except as may be required by applicable law) any pension, retirement, stock option, stock purchase, stock appreciation right, savings, profit sharing, deferred compensation, consulting, bonus, group insurance or other employee benefit, incentive or welfare contract, plan or arrangement, or any trust agreement related thereto, in respect of any of its directors, officers or other employees;

             (10) change its lending, investment, asset/liability management or other material banking policies in any material respect except as may be required by changes in applicable law; except as Previously Disclosed, make any loan or extend any credit in an amount greater than $250,000, except in the ordinary course of business consistent with its lending policies and past practice;

             (11) change its methods of accounting in effect at December 31, 1996, except as required by changes in generally accepted accounting principles concurred in by its independent certified public accountants, or change any of its methods of reporting income and deductions for federal income tax purposes from those employed in the preparation of its federal income tax returns for the year ended December 31, 1996, except as required by changes in law;

             (12) solicit or encourage inquiries or proposals with respect to any acquisition or purchase of all or a substantial portion of the assets of, or a substantial equity interest in, Progressive or Pawling or any business combination with Progressive or Pawling other than as contemplated by this Reorganization Agreement; or authorize or permit any officer, director, agent or affiliate of it to do any of the above; or fail to notify Hudson Chartered immediately if any such inquiries or proposals are received by Progressive or Pawling; provided, however, that if following the execution hereof and prior to the Closing Date any unsolicited inquiry or proposal is received by any Progressive officer, director, agent or affiliate and the Progressive directors determine (in good faith after consultation with financial advisors and legal counsel) that their fiduciary duties require them to consider such inquiry or proposal, Progressive shall be free to deal with any such inquiry or proposal in any manner that is deemed by Progressive's directors as being in the best interests of Progressive's shareholders and that is not contrary to the terms of this Agreement, the Plan of Merger or the Hudson Chartered Option Agreement;

             (13) foreclose on any commercial loan secured by real property (other than those commercial loans in which it already has commenced action seeking foreclosure) unless it first has obtained an environmental audit, analysis or survey that indicates that it will not incur material potential liability under Environmental Laws as a result of such foreclosure;

             (14) purchase or acquire any of the outstanding shares of capital stock of Hudson Chartered or any of the Hudson Chartered Subsidiaries other than as contemplated by the Hudson Chartered Option Agreement; or

             (15) agree to do any of the foregoing.

4.8.      Covenants of Hudson Chartered and Hudson Valley

          (a) Prior to the Closing Date, and except as otherwise provided for by this Reorganization Agreement or consented to or approved by Progressive, Hudson Chartered and Hudson Valley each shall use its best efforts to preserve its properties, business and relationships with customers, employees and other persons.

          (b) Except with the prior written consent of Progressive or except as Previously Disclosed, between the date hereof and the Effective Date, Hudson Chartered and Hudson Valley each shall not:

              (1) carry on its business other than in the usual, regular and ordinary course in substantially the same manner as heretofore conducted;

              (2) in the case of Hudson Chartered only, declare, set aside, make or pay any dividend or other distribution in respect of its capital stock other than quarterly cash dividends in respective amounts not in excess of $0.13 per share, in a manner consistent with past practice and in accordance with applicable law, regulation and contractual and regulatory commitments;

              (3) issue any shares of its capital stock or permit any treasury shares to become outstanding other than pursuant to the Hudson Chartered Option Agreement, pursuant to the Hudson Chartered DRP, or pursuant to Rights outstanding at the date hereof or Rights issued subsequent to the date hereof as Previously Disclosed, or incur any additional debt obligation or other obligation for borrowed money other than in the ordinary course of business of Hudson Valley consistent with past practice;

              (4) issue, grant or authorize any Rights other than pursuant to the Hudson Chartered Option Agreement or as Previously Disclosed, or effect any recapitalization, reclassification, stock dividend (other than pursuant to the Hudson Chartered DRP), stock split or like change in capitalization, or redeem, repurchase or otherwise acquire any shares of its capital stock;

              (5) amend its certificate of incorporation, articles of association or by-laws except as contemplated herein or as agreed to by the parties hereto (and, to the extent required, disclosed in the Proxy Statement) to facilitate the consummation of the transactions contemplated hereby; impose, or suffer the imposition, on any share of stock held by Hudson Chartered in Hudson Valley of any lien, charge or encumbrance, or permit any such lien, charge or encumbrance to exist;

              (6) merge or consolidate with any other entity; sell, lease, liquidate or dispose of all or any material portion of its assets or business or any material asset; make any acquisition of all or any substantial portion of the business or assets of any other person, firm, association, corporation or business organization other than in connection with the collection of any loan or credit arrangement between it and any other person; enter into or consummate a purchase and assumption transaction with respect to deposits and liabilities; revoke or surrender its certificate of authority to maintain, or apply for the relocation of, any existing branch office or apply for a certificate of authority to establish a new branch office;

              (7) fail to comply in any material respect with any laws, regulations, ordinances or governmental actions applicable to it and to the conduct of its business;

              (8) acquire any material assets; except as Previously Disclosed, make any capital expenditures in excess of $250,000 in the aggregate; modify any leases or other contracts relating thereto that involve annual payments that exceed $250,000 in the aggregate, except as Previously Disclosed;

              (9) increase the rate of compensation of, pay or agree to pay any bonus to, or provide any additional employee benefit or incentive to (i) any director or any executive officer Previously Disclosed under any circumstances, or (ii) any other officer or employee except in the ordinary course of business in a manner consistent with the company's established salary and bonus policies and procedures and past practice provided, however, that such payments may not increase severance amounts payable under employment or severance agreements (except for any payments made or paid pursuant to any change in control provisions contained therein); enter into, modify or extend, or permit to be renewed, any employment or severance contracts with any of its present or former directors, officers or employees, except as Previously Disclosed; or enter into or modify (except as may be required by applicable law) any pension, retirement, stock option, stock purchase, stock appreciation right, savings, profit sharing, deferred compensation, consulting, bonus, group insurance or other employee benefit, incentive or welfare contract, plan or arrangement, or any trust agreement related thereto, in respect of any of its directors, officers or other employees;

             (10) change its lending, investment, asset/liability management or other material banking policies in any material respect except as may be required by changes in applicable law; make any loan or extend any credit in an amount greater than $250,000, except in the ordinary course of business consistent with its lending policies and past practice;

             (11) change its methods of accounting in effect at December 31, 1996, except as required by changes in generally accepted accounting principles concurred in by its independent certified public accountants, or change any of its methods of reporting income and deductions for federal income tax purposes from those employed in the preparation of its federal income tax returns for the year ended December 31, 1996, except as required by changes in law;

             (12) solicit or encourage inquiries or proposals with respect to any acquisition or purchase of all or a substantial portion of the assets of, or a substantial equity interest in, Hudson Chartered or Hudson Valley or any business combination with Hudson Chartered or Hudson Valley other than as contemplated by this Reorganization Agreement; or authorize or permit any officer, director, agent or affiliate of it to do any of the above; or fail to notify Progressive immediately if any such inquiries or proposals are received by Hudson Chartered or Hudson Valley; provided, however, that if following the execution hereof and prior to the Closing Date any unsolicited inquiry or proposal is received by any Hudson Chartered officer, director, agent or affiliate and the Hudson Chartered directors determine (in good faith after consultation with financial advisors and legal counsel) that their fiduciary duties require them to consider such inquiry or proposal, Hudson Chartered shall be free to deal with any such inquiry or proposal in any manner that is deemed by Hudson Chartered's directors as being in the best interests of Hudson Chartered's shareholders and that is not contrary to the terms of this Agreement, the Plan of Merger or the Progressive Option Agreement;

             (13) foreclose on any commercial loan secured by real property (other than those commercial loans in which it already has commenced action seeking foreclosure) unless it first has obtained an environmental audit, analysis or survey that indicates that it will not incur material potential liability under Environmental Laws as a result of such foreclosure;

             (14) purchase or acquire any of the outstanding shares of capital stock of Progressive or Pawling other than as contemplated by the Progressive Option Agreement; or

             (15) agree to do any of the foregoing.

4.9.      Closing; Certificate of Merger; Headquarters

          The transactions contemplated by this Reorganization Agreement, the Plan of Merger and the Bank Merger Agreement shall be consummated at a closing to be held at such location as the parties shall agree on the fifth business day following satisfaction of the conditions to consummation of the Merger and the Bank Merger set forth in Article 5 hereof or such other date as may be agreed upon by the parties hereto (the "Closing Date"). In connection with such Closing, Hudson Chartered and Progressive shall execute a certificate of merger and shall cause such certificate to be delivered to the New York Department of State in accordance with Section 904 of the New York Business Corporation Law. The Merger shall be effective at the time and on the date specified in such certificate of merger (the "Effective Date"). The Bank Merger shall be effective as provided in the Bank Merger Agreement. At the Effective Date, the headquarters of the Continuing Corporation and of the Continuing Bank shall be located at the headquarters of Hudson Chartered and Hudson Valley, respectively.

4.10.     Affiliates

          Hudson Chartered and Progressive shall cooperate and use their best efforts to identify those persons who may be deemed to be "affiliates" of Hudson Chartered or Progressive within the meaning of Rule 144 or 145 promulgated by the Commission under the Securities Act, as appropriate, or by whom the transfer of Continuing Corporation Common Stock following consummation of the Merger may adversely affect the accounting for the Merger as a pooling of interests. Progressive and Hudson Chartered shall use their best efforts to cause each person so identified to deliver to Hudson Chartered or Progressive, no later than 30 days prior to the Effective Date, a written agreement providing that such person will not dispose of any Progressive Common Stock, Hudson Chartered Common Stock or Continuing Corporation Common Stock except in compliance with the Securities Act, the rules and regulations promulgated thereunder and the Commission's rules relating to pooling of interests accounting treatment. Shares of Continuing Corporation Common Stock issued to such affiliates in exchange for Progressive Common Stock shall not be transferable until such time as financial results covering at least 30 days of combined operations of Progressive and Hudson Chartered have been published, regardless of whether each such affiliate has provided the written agreement referred to in this section.

4.11.     Board of Directors

          (a) From and after the Effective Date, the Board of Directors of the Continuing Corporation shall consist of 20 persons, 10 of whom shall be persons named by the Board of Directors of Hudson Chartered as Previously Disclosed and 10 of whom shall be persons named by the Board of Directors of Progressive as Previously Disclosed. It is the intention of the parties that T. Jefferson Cunningham III shall be elected Chairman of the Board and Chairman of the Executive Committee of the Board of the Continuing Corporation. The terms of the directors of the Continuing Corporation after the Effective Date shall be allocated, prior to the mailing of the Proxy Statement, so that, as nearly as practicable, the terms of the same number of persons designated as directors by Hudson Chartered and by Progressive, respectively, will expire in each applicable year. If prior to the Effective Date (i) any of the individuals named by either Hudson Chartered or Progressive to serve on the Board of Directors of the Continuing Corporation following the Effective Date becomes unable or unwilling to serve as a director of the Continuing Corporation, or (ii) either Hudson Chartered or Progressive determines to replace an individual named by such party to serve on the Board of Directors of the Continuing Corporation, the party that designated such individual may name a replacement to become a director of the Continuing Corporation after the Effective Date. The Board of Directors of the Continuing Bank following the Bank Merger shall be determined in accordance with the Bank Merger Agreement.

          (b) The members of the Executive Committees of the Boards of Directors of the Continuing Corporation and of the Continuing Bank following the Effective Date shall be as Previously Disclosed.

          (c) The persons named by Hudson Chartered and Progressive as members of the Board of Directors of the Continuing Corporation after the Effective Date shall be named in the Proxy Statement and the Registration Statement, subject to receipt of the consent of such individuals to be so named.

4.12.     Management; Employees; Employee Benefits

          (a) From and after the Effective Date, Peter Van Kleeck shall be the President and Chief Executive Officer of the Continuing Corporation and John C. VanWormer shall be Executive Vice President of the Continuing Corporation. The principal officers of the Continuing Bank from and after the Effective Date shall be as provided in the Bank Merger Agreement. As of the Effective Date, the Continuing Corporation shall enter into an employment agreement with each of T. Jefferson Cunningham III and Peter Van Kleeck, on substantially the terms Previously Disclosed or as the parties may otherwise agree. The Surviving Corporation shall honor all Previously Disclosed employment and severance agreements of Hudson Chartered and Progressive in accordance with their terms. The parties hereto recognize and acknowledge that the Merger will constitute a change in control for purposes of Progressive's severance agreements and other benefit plans.

          (b) It is the intention of the parties hereto that, as soon as practicable after the Effective Date, all directors, officers and employees of the Continuing Corporation and its subsidiaries will be entitled to participate in compensation, benefit, welfare and related plans, programs or arrangements made available to similarly situated directors, officers and employees under the same terms and conditions, notwithstanding whether such individual was employed by, or provided services to, Hudson Chartered and its subsidiaries or Progressive and its subsidiaries prior to the Effective Date. The parties agree to work together prior to the Effective Date to develop and design such plans, programs and arrangements, and to prepare for the implementation of such plans, programs and arrangements as soon as practicable following the Effective Date. It is also anticipated that any such plans, programs or arrangements that are effective after the Effective Date shall provide that, for purposes of determining eligibility for and vesting of such employee benefits only (and not for pension benefit or other accrual purposes except to the extent that an individual was covered by the applicable plan prior to the Effective Date and accrued benefits thereunder), service with Progressive or Pawling, on the one hand, or Hudson Chartered or Hudson Valley, on the other hand, prior to the Effective Date shall be treated as service with an "employer" to the same extent as if such persons had been employees of Hudson Chartered or Hudson Valley or of Progressive or Pawling, as appropriate. The parties hereto agree that no previously inapplicable pre-existing condition exclusions shall be applicable to their employees and/or covered dependents with respect to the continuation of health insurance coverage with the Continuing Corporation.

          (c) After the Effective Date, as provided in the Plan of Merger, the obligations of Progressive under the Progressive Stock-Based Compensation Plans shall be assumed by the Continuing Corporation and administered by the Compensation Committee of the Continuing Corporation, no further options shall be granted under such plans, and all officers and employees of the Continuing Corporation shall be eligible to participate in the applicable Hudson Chartered Stock-Based Compensation Plans notwithstanding such individuals' prior affiliation with Hudson Chartered or Progressive. For the purposes of determining eligibility for and vesting of rights under such plans only (and not for pension benefit or accrual purposes), service with Progressive or Pawling prior to the Effective Date shall be treated as service with an "employer" to the same extent as if such persons had been employees of Hudson Chartered or Hudson Valley, as appropriate.

          (d) Except as provided under Section 4.12(a) hereof, nothing herein shall be construed as giving any employee of Hudson Chartered, Progressive or their respective subsidiaries a right to continuing employment with the Continuing Corporation at any of its subsidiaries after the Effective Date.

          (e) The Continuing Corporation shall honor Progressive's obligations through the Effective Date under its deferred compensation plan for directors (as restated in November of 1997) and under its noncontributory retirement and severance plan for directors (the "Progressive Director Retirement Plan"), to the extent that such obligations have been properly recorded and accrued for on Progressive's books. Service as a director of the Continuing Corporation from and after the Effective Date by any person who was a director of Progressive immediately prior to the Effective Date shall be treated as service with Progressive for purposes of determining eligibility under Section 3 of the Progressive Director Retirement Plan and calculating benefits under Section 4 of the Progressive Director Retirement Plan. The Continuing Corporation shall also honor Progressive's supplemental executive retirement agreement with Peter Van Kleeck and Hudson Chartered's supplemental executive retirement agreement with
T. Jefferson Cunningham III, and each such executive's benefits shall accrue under the applicable agreement or under alternative arrangements agreed to by Mr. Van Kleeck and Mr. Cunningham, respectively, until his employment with the Continuing Corporation terminates for any reason.

          (f) The parties recognize and acknowledge that the Merger constitutes a change in control for purposes of Progressive's Executive Severance Plan and 1992 Severance Pay Plan (together, the "Severance Plans"). The parties agree that any of their employees who are employed as of the date hereof and who incur a qualifying termination of employment under the Severance Plans between the date hereof and the date two years after the Effective Date shall (i) receive severance benefits in accordance with the terms of the Severance Plans (or at such greater severance benefit levels as the Continuing Corporation may offer), and (ii) be entitled to exercise stock options in accordance with the terms of the Severance Plans, subject to the terms of the plans and stock option agreements under which the stock options were granted, including without limitation the specified termination date of the option.

          (g) After the Effective Date, the post-retirement health insurance that is currently provided for Progressive's and Pawling's employees who are retired as of the Effective Date shall continue for their benefit under the terms and conditions in effect as of the date hereof.

          (h) The parties hereto agree that their respective vacation, leave and sick day policies shall continue in effect through the Effective Date, and that the Continuing Corporation shall honor all accruals under these policies for which a liability has been recorded on the respective books of Progressive and Hudson Chartered through the Effective Date.

4.13.     Indemnification

          (a) From and after the Effective Date, the Continuing Corporation shall indemnify, defend and hold harmless each person who is now, or who has been at any time before the date hereof or who becomes before the Effective Date, an officer or director of either Progressive or Hudson Chartered or any of their respective subsidiaries (the "Indemnified Parties") against all losses, claims, damages, costs, expenses (including attorneys' fees), liabilities or judgments or amounts that are paid in settlement (which settlement shall require the prior written consent of the Continuing Corporation, which consent shall not be unreasonably withheld) of or in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, or administrative (each, a "Claim"), in which an Indemnified Party is, or is threatened to be made, a party or witness in whole or in part on or arising in whole or in part out of the fact that such person is or was a director or officer of either Progressive or Hudson Chartered or any of their respective subsidiaries if such Claim pertains to any matter or fact arising, existing or occurring before the Effective Date (including without limitation the Merger and the other transactions contemplated hereby), regardless of whether such Claim is asserted or claimed before, or at or after, the Effective Date (the "Indemnified Liabilities"), to the fullest extent permitted under applicable state or federal law in effect as of the date hereof or as amended applicable to a time before the Effective Date and under Progressive's or Hudson Chartered's governing corporate documents, and the Continuing Corporation shall pay expenses in advance of the final disposition of any such action or proceeding to each Indemnified Party to the full extent permitted by applicable state or federal law in effect as of the date hereof or as amended applicable to a time before the Effective Date upon receipt of any undertaking required by applicable law. Any Indemnified Party wishing to claim indemnification under this Section 4.13(a), upon learning of any Claim, shall notify the Continuing Corporation (but the failure so to notify the Continuing Corporation shall not relieve it from any liability which it may have under this
Section 4.13(a), except to the extent such failure materially prejudices the Continuing Corporation) and shall deliver to the Continuing Corporation the undertaking, if any, required by applicable law. The Continuing Corporation shall ensure, to the extent permitted under applicable law, that all limitations of liability existing in favor of the Indemnified Parties as provided in Progressive's or Hudson Chartered's governing corporation documents, as in effect as of the date hereof, or allowed under applicable state or federal law as in effect as of the date hereof or as amended applicable to a time before the Effective Date, with respect to claims or liabilities arising from facts or events existing or occurring before the Effective Date (including without limitation, the transactions contemplated hereby), shall survive the Merger. In the event of any such Claim (whether arising before or after the Effective
Date), (1) the Continuing Corporation shall have the right to assume the defense thereof (in which event the Indemnified Parties will cooperate in the defense of any such matter) and upon such assumption the Continuing Corporation shall not be liable to any Indemnified Party for any legal expenses of other counsel or any other expenses subsequently incurred by any Indemnified Party in connection with the defense thereof, except that if the Continuing Corporation elects not to assume such defense, or counsel for the Indemnified Parties reasonably advises the Indemnified Parties that there are or may be (whether or not any have yet actually arisen) issues which raise conflicts of interest between the Continuing Corporation and the Indemnified Parties, the Indemnified Parties may retain counsel reasonably satisfactory to them, and the Continuing Corporation shall pay the reasonable fees and expenses of such counsel for the Indemnified Parties, (2) the Continuing Corporation shall be obligated pursuant to this paragraph to pay for only one firm of counsel for all Indemnified Parties whose reasonable fees and expenses shall be paid promptly as statements are received,
(3) the Continuing Corporation shall not be liable for any settlement effected without its prior written consent (which consent shall not be unreasonably withheld) and (4) the Continuing Corporation shall have no obligation hereunder to any Indemnified Party when and if a court of competent jurisdiction shall ultimately determine, and such determination shall have become final and nonappealable, that indemnification of such Indemnified Party in the manner contemplated hereby is prohibited by applicable law.

          (b) From and after the Effective Date, the directors, officers and employees of Progressive and Hudson Chartered hereto or any of their respective subsidiaries who become directors or officers of the Continuing Corporation or any of its subsidiaries, except for the indemnification rights provided pursuant to the Indemnification Agreements between Hudson Chartered and Progressive and their respective directors and as set forth in paragraph (a) of this Section 4.13, shall have indemnification rights having prospective application only.
The prospective indemnification rights shall consist of such rights to which directors and officers of the Continuing Corporation and its subsidiaries are entitled under the provisions of the governing corporation documents of the Continuing Corporation and its subsidiaries, as in effect from time to time after the Effective Date, as applicable, and provisions of applicable state and federal law as in effect from time to time after the Effective Date.

          (c) For a period of six years from and after the Effective Date, the Continuing Corporation shall cause to be maintained in effect the current policies of directors' and officers' liability insurance maintained by Progressive (provided that the Continuing Corporation may substitute therefor policies from financially capable insurers of at least the same coverage and amounts containing terms and conditions which are substantially no less advantageous) with respect to Claims arising from facts or events which occurred before the Effective Date. Following consummation of the Merger, the directors and officers of the Continuing Corporation shall be covered by the directors' and officers' liability insurance maintained by the Continuing Corporation.



          (d) The obligations of the Continuing Corporation provided under paragraphs (a), (b) and (c) of this Section 4.13 are intended to be enforceable against the Continuing Corporation directly by the Indemnified Parties and shall be binding on all respective successors and permitted assigns of the Continuing Corporation.

          (e) In the event the Continuing Corporation or any of its successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger, or (ii) transfers or conveys all or substantially all of its properties and assets to any person, then, and in each such case, to the extent necessary, proper provision shall be made so that the successors and assigns of the Continuing Corporation shall assume the obligations set forth in this Section 4.13.

          (f) As a condition to receiving indemnification under this
Section 4.13, the party claiming indemnification shall assign, by separate writing, to the Continuing Corporation all right, title and interest to and in proceeds of any insurance maintained or provided by Progressive or Hudson Chartered or any of their respective affiliates for the benefits of the claiming party, to the extent of indemnification actually received from the Continuing Corporation hereunder and shall send such notices as the Continuing Corporation may reasonably request under any applicable directors' and officers' liability or blanket bond insurance coverage to preserve claims of which the claiming party is aware.

          (g) No person shall be entitled to indemnification under this Section
4.13 if such person is seeking indemnification based on a claim (other than a claim arising as a supplier to, customer of or borrower from Hudson Chartered, Hudson Valley, Progressive or Pawling) brought by such person or by an entity of which such person is a general partner, executive officer, director, trustee, beneficiary or controlling person unless such person has waived any right to participate in any damage or other award to such claiming party or other entity in any such action, suit or proceeding.

4.14.     Shares Listed

          The parties hereto shall use their best efforts to cause the shares of Continuing Corporation Common Stock to be issued in the Merger to be listed on the American Stock Exchange, Inc., subject to official notice of issuance.

4.15.     Reservation of Right to Revise Transaction

          The parties hereto may hereafter agree in writing to change the method of effecting the Merger to the extent permitted by applicable law and to the extent they deem any such change to be desirable; provided, however, that no such change shall materially alter the benefits of the Merger as is presently contemplated in this Agreement and in the Plan of Merger to any of the parties hereto or to their respective shareholders.

4.16      Dividends


          After the date of this Agreement, each of the parties hereto shall coordinate with the other the declaration of any dividends in respect of Hudson Chartered Common Stock or Progressive Common Stock and the record dates and payment dates relating thereto, it being the intention of the parties hereto that holders of Hudson Chartered Common Stock and Progressive Common Stock shall not receive two dividends, or fail to receive one dividend, for any single calendar quarter with respect to their shares of Hudson Chartered Common Stock and/or Progressive Common Stock and any shares of Continuing Corporation Common Stock any such holder receives in exchange therefor in the Merger.


                                   ARTICLE 5
                             CONDITIONS PRECEDENT

5.1.      Conditions Precedent - Mutual

          The respective obligations of Hudson Chartered and Progressive to effect the Merger and of Hudson Valley and Pawling to effect the Bank Merger shall be subject to satisfaction or waiver of the following conditions at or prior to the Closing Date:

          (a) All corporate action necessary to authorize the execution, delivery and performance of this Reorganization Agreement, the Plan of Merger and the Bank Merger Agreement and consummation of the transactions contemplated hereby and thereby shall have been duly and validly taken, and all required shareholder approvals shall have been duly received.

          (b) The parties hereto shall have received all regulatory approvals required or mutually deemed necessary in connection with the transactions contemplated by this Reorganization Agreement, the Plan of Merger and the Bank Merger Agreement, all notice periods and waiting periods required after the granting of any such approvals shall have passed and all conditions contained in any such approval required to have been satisfied prior to consummation of such transactions shall have been satisfied, provided, however, that no such approval shall have imposed any condition or requirement which, in the reasonable good faith opinion of the Boards of Directors of Hudson Chartered and Progressive (as they shall so agree) so materially and adversely affects the anticipated economic and business benefits to such parties of the transactions contemplated by this Agreement as to render consummation of such transactions inadvisable.

          (c) The parties hereto shall have received an opinion of Arnold & Porter dated as of the Closing Date, satisfactory in form and substance to Hudson Chartered and Progressive, to the effect that the Merger when consummated in accordance with the terms hereof and the Plan of Merger, and the Bank Merger when consummated in accordance with the terms of the Bank Merger Agreement, will constitute reorganizations within the meaning of Section 368(a) of the Code, and that the exchange of Progressive Common Stock to the extent exchanged for Hudson Chartered Common Stock will not give rise to recognition of gain or loss for federal income tax purposes to the shareholders of Progressive, except to the extent that cash is received in lieu of fractional share interests of Hudson Chartered Common Stock, and neither the Merger nor the Bank Merger will give rise to recognition of gain or loss for federal income tax purposes to the Continuing Corporation. Hudson Chartered, Hudson Valley, Progressive and Pawling shall provide Arnold & Porter with the facts, representations and assumptions (including without limitation the standard representations set forth in Revenue Procedure 86-42, 1986-2 C.B. 772) on which Arnold & Porter will rely in rendering its opinion, which facts, representations and assumptions will be consistent with the state of facts Hudson Chartered, Hudson Valley, Progressive and Pawling believe will exist on the Effective Date.

          (d) No event shall have occurred that shall preclude the Merger from being accounted for as a pooling of interests, and the parties shall have received from each of their respective independent accountants a letter to the effect that they are not aware of any reason that would preclude the Merger from being accounted for as a pooling of interests.

          (e) The Registration Statement (including any post-effective amendment thereto) shall be effective under the Securities Act, and no proceeding shall be pending or threatened by the Commission to suspend the effectiveness of such Registration Statement, and Hudson Chartered shall have received all state securities or "Blue Sky" permits or other authorizations, or confirmations as to the availability of an exemption from registration requirements as may be necessary, and no proceedings shall be pending or threatened by any state "Blue Sky" securities administrator to suspend the effectiveness of such Registration Statement.

          (f) To the extent that any lease, license, loan, financing agreement or other contract or agreement to which any party hereto of any of its subsidiaries, as the case may be, is a party requires the consent of or waiver from the other party thereto as a result of the transactions contemplated by this Agreement, such consent or waiver shall have been obtained, unless the failure to obtain such consent or waiver would not have a material adverse effect on the Continuing Corporation as the parties hereto shall reasonably and in good faith agree.

          (g) None of the parties hereto or to the Bank Merger Agreement shall be subject to any order, decree or injunction of a court or agency of competent jurisdiction, which enjoins or prohibits the consummation of the transactions contemplated by this Reorganization Agreement, the Plan of Merger and the Bank Merger Agreement and there shall be no action or proceeding by or before any such court or agency that, in the judgment of Progressive or Hudson Chartered, with the advice of its respective counsel, shall present a bona fide claim to restrain, prohibit or invalidate the transactions contemplated hereby.

          (h) The shares of Hudson Chartered Common Stock to be issued in the Merger shall have been approved for listing on the American Stock Exchange, Inc., subject to official notice of issuance.

          (i) The Rights issued pursuant to the Progressive Rights Agreement shall not have become nonredeemable, exercisable, distributed or triggered pursuant to the terms of such agreement (unless, in the case of a distribution or trigger, the effects can be cured by Progressive).

5.2.      Conditions Precedent -
          Hudson Chartered and Hudson Valley

          The obligations of Hudson Chartered to effect the Merger and of Hudson Valley to effect the Bank Merger shall be subject to satisfaction of the following additional conditions at or prior to the Closing Date unless waived by Hudson Chartered pursuant to Section 6.4 hereof:

          (a) The representations and warranties of Progressive and Pawling set forth in Article 2 hereof shall be true and correct in all material respects as of the date of this Reorganization Agreement and as of the Closing Date as though made on and as of the Closing Date (or on the date when made in the case of any representation and warranty which specifically relates to an earlier date), except as otherwise contemplated by this Reorganization Agreement or consented to in writing by Hudson Chartered or where the failure to be true and correct would not have, or would not reasonably be expected to have, a material adverse effect on Progressive and Pawling, taken as a whole;

          (b) Progressive and Pawling shall have in all material respects performed all obligations and complied with all covenants required by this Reorganization Agreement, the Plan of Merger and the Bank Merger Agreement, except where the failure to perform or comply would not have, or would not reasonably be expected to have, a material adverse effect on Progressive and Pawling, taken as a whole;

          (c) Hudson Chartered shall have received from KPMG Peat Marwick LLP a letter dated not more than five days prior to (i) the effective date of the Registration Statement and (ii) the Closing Date, with respect to certain financial information regarding Progressive, each in form and substance which is customary in transactions of the nature contemplated by this Agreement;

          (d) Each of Progressive and Pawling shall have delivered to Hudson Chartered a certificate, dated the Closing Date and signed by its President and Chief

Executive Officer and by its Chief Financial Officer to the effect that the conditions set forth in paragraphs (a), (b) and (f) of this section have been satisfied;

          (e) Hudson Chartered shall have received an opinion or opinions of Housley Kantarian & Bronstein, P.C. and/or in-house counsel to Progressive, dated as of the Closing Date, in the form attached as Annex 5.2(e) hereto; and
                                                      ------------

          (f) Neither Progressive nor Pawling shall have experienced or suffered any material adverse change in its business, operations, assets or condition (financial or other) since the date hereof; provided, however, that a material adverse change shall not be deemed to include the impact of (i) changes in banking and similar laws of general applicability to all depository institutions or interpretations thereof by courts or other governmental authorities, (ii) changes in generally accepted accounting principles or regulatory accounting requirements generally applicable to financial institutions and their holding companies, (iii) actions or omissions of a party hereto taken with the prior written consent of the other party, and (iv) the transaction costs associated with the Merger and compliance by either party with the provisions of this Agreement.

5.3.      Conditions Precedent - Progressive and Pawling

          The obligations of Progressive to effect the Merger and of Pawling to effect the Bank Merger shall be subject to satisfaction of the following additional conditions at or prior to the Closing Date unless waived by Progressive pursuant to Section 6.4 hereof:

          (a) The representations and warranties of Hudson Chartered and Hudson Valley set forth in Article 3 hereof shall be true and correct in all material respects as of the date of this Reorganization Agreement and as of the Closing Date as though made on and as of the Closing Date (or on the date when made in the case of any representation and warranty which specifically relates to an earlier date), except as otherwise contemplated by this Reorganization Agreement or consented to in writing by Progressive or where the failure to be true and correct would not have, or would not reasonably be expected to have, a material adverse effect on Hudson Chartered and the Hudson Chartered Subsidiaries, taken as a whole;

          (b) Hudson Chartered and Hudson Valley shall have in all material respects performed all obligations and complied with all covenants required by this Reorganization Agreement, the Plan of Merger and the Bank Merger Agreement, except where the failure to perform or comply would not have, or would not reasonably be expected to have, a material adverse effect on Hudson Chartered and the Hudson Chartered Subsidiaries, taken as a whole;

          (c) Progressive shall have received from Deloitte & Touche LLP a letter dated not more than five days prior to (i) the effective date of the Registration Statement and (ii) the Closing Date, with respect to certain financial information regarding Hudson Chartered, each in form and substance which is customary in transactions of the nature contemplated by this Agreement;

          (d) Each of Hudson Chartered and Hudson Valley shall have delivered to Progressive a certificate, dated the Closing Date and signed by its President and Chief Executive Officer and by its Chief Financial Officer to the effect that the conditions set forth in paragraphs (a), (b) and (f) of this section have been satisfied;

          (e) Progressive shall have received an opinion or opinions of Van DeWater & Van DeWater and/or Arnold & Porter, dated as of the Closing Date, in the form attached as Annex 5.3(e) hereto; and
                     ------------

          (f) Neither Hudson Chartered nor Hudson Valley shall have experienced or suffered any material adverse change in its business, operations, assets or condition (financial or other) since the date hereof; provided, however, that a material adverse change shall not be deemed to include the impact of (i) changes in banking and similar laws of general applicability to all depository institutions or interpretations thereof by courts or other governmental authorities, (ii) changes in generally accepted accounting principles or regulatory accounting requirements generally applicable to financial institutions and their holding companies, (iii) actions or omissions of a party hereto taken with the prior written consent of the other party, and (iv) the transaction costs associated with the Merger and compliance by either party with the provisions of this Agreement.


                                   ARTICLE 6
                       TERMINATION, WAIVER AND AMENDMENT

6.1.      Termination

          This Reorganization Agreement, the Plan of Merger and the Bank Merger Agreement may be terminated, either before or after approval by the shareholders of Hudson Chartered or Progressive:

          (a) At any time on or prior to the Effective Date, by the mutual consent in writing of the parties hereto;

          (b) At any time on or prior to the Closing Date, by Hudson Chartered in writing, if Progressive or Pawling has, or by Progressive in writing, if Hudson Chartered or Hudson Valley has, in any material respect, breached (i) any covenant or agreement contained herein, in the Plan of Merger or in the Bank Merger Agreement or (ii) any representation or warranty contained herein, and in either case if such breach has not been cured by the earlier of 30 days after the date on which written notice of such breach is given to the party committing such breach or the Closing Date, and which breach would, in the reasonable opinion of the non-breaching party, individually or in the aggregate, have, or reasonably likely to have, a material adverse effect on the breaching party or upon consummation of the transactions contemplated by this Agreement;

          (c) On the Closing Date, by any party hereto in writing, if any of the conditions precedent set forth in Article 5 hereof with respect to such party have not been satisfied or fulfilled;

          (d) At any time, by any party hereto in writing, if the governmental applications for prior approval referred to in Section 4.3 hereof have been denied, and the time period for appeals and requests for reconsideration has run;

          (e) At any time, by any party hereto in writing, if the shareholders of Progressive or Hudson Chartered do not approve the transactions contemplated herein at the annual or special meeting duly called for that purpose; or


          (f) By any party hereto in writing if the Closing Date has not occurred by the close of business on November 15, 1998.

6.2.      Effect of Termination

          In the event this Reorganization Agreement, the Plan of Merger or the Bank Merger Agreement are terminated pursuant to Section 6.1 hereof, this Agreement, the Plan of Merger and the Bank Merger Agreement shall become void and have no effect, except that (i) the provisions relating to confidentiality and expenses set forth in Sections 4.5, 4.6, 4.7(b)(14), 4.8(b)(14) and 7.1 hereof, respectively, shall survive any such termination and (ii) a termination pursuant to Section 6.1(b) shall not relieve the breaching party from liability for an uncured, intentional and willful breach of such representation, warranty, covenant or agreement giving rise to such termination.

6.3.      Survival of Representations, Warranties
          and Covenants

          All representations, warranties and covenants in this Reorganization Agreement, the Plan of Merger and the Bank Merger Agreement or in any instrument delivered pursuant hereto or thereto shall expire on, and be terminated and extinguished at, the Effective Date and from and after the Effective Date, none of the parties hereto shall have any liability to the other on account of any breach or failure of any of these representations, warranties or covenants; provided, however, that the foregoing clause (i) shall not apply to agreements or covenants of the parties that by their terms are to survive or be performed after the Effective Date, and (ii) no such representations, warranties or covenants shall be deemed to be terminated or extinguished so as to deprive Hudson Chartered, Hudson Valley, Progressive or Pawling (or any director, officer or controlling person thereof) of any defense in law or equity which otherwise would be available against the claims of any person, including, without limitation, any shareholder or former shareholder of either Hudson Chartered or Progressive, the aforesaid representations, warranties and covenants being material inducements to the consummation by Hudson Chartered, Progressive, Hudson Valley and Pawling of the transactions contemplated herein and in the Bank Merger Agreement.

6.4.      Waiver

          Except with respect to any required shareholder or regulatory approval, Hudson Chartered and Progressive respectively, by written instrument signed by an executive officer of such party, may at any time (whether before or after approval of this Reorganization Agreement and the Plan of Merger by the shareholders of Hudson Chartered and Progressive) extend the time for the performance of any of the obligations or other acts of Hudson Chartered or Hudson Valley, on the one hand, or Progressive or Pawling, on the other hand, and may waive (i) any inaccuracies of such parties in the representations or warranties contained in this Agreement, the Plan of Merger, the Bank Merger Agreement or any document delivered pursuant hereto or thereto, (ii) compliance with any of the covenants, undertakings or agreements of such parties, or satisfaction of any of the conditions precedent to its obligations, contained herein, in the Plan of Merger or in the Bank Merger Agreement or (iii) the performance by such parties of any of its obligations set out herein or therein; provided, however, that no such waiver executed after approval of this Reorganization Agreement and the Plan of Merger by the shareholders of Hudson Chartered and/or Progressive shall alter the number of shares of Hudson Chartered Common Stock into which each share of Progressive Common Stock shall be converted pursuant to the Merger.

6.5.      Amendment or Supplement

          This Reorganization Agreement, the Plan of Merger and the Bank Merger Agreement may be amended or supplemented at any time by mutual agreement of the parties hereto, in the case of this Reorganization Agreement, or thereto, in the case of the Plan of Merger and the Bank Merger Agreement, respectively. Any such amendment or supplement must be in writing and approved by their respective boards of directors and/or officers authorized thereby and shall be subject to the proviso in Section 6.4 hereof.


                                   ARTICLE 7
                                 MISCELLANEOUS

7.1.      Expenses

          Except as provided in Section 7.1(b) below, each party hereto shall bear and pay all costs and expenses incurred by it in connection with the transactions contemplated in this Reorganization Agreement, including fees and expenses of its own financial consultants, accountants and counsel, except that Hudson Chartered and Progressive each shall bear and pay 50% of all printing costs relating to the Registration Statement and the Proxy Statement.

7.2.      Entire Agreement

          This Reorganization Agreement, the Plan of Merger, the Bank Merger Agreement, the Hudson Chartered Option Agreement, the Progressive Option Agreement and the Confidentiality Agreement contain the entire agreement between the parties with respect to the transactions contemplated hereunder and thereunder and supersede all prior arrangements or understandings with respect thereto, written or oral, other than documents referred to herein or therein. The terms and conditions of this Reorganization Agreement, the Plan of Merger and the Bank Merger Agreement shall inure to the benefit of and be binding upon the parties hereto and thereto and their respective successors. Nothing in this Reorganization Agreement, the Plan of Merger or the Bank Merger Agreement, expressed or implied, is intended to confer upon any party, other than the parties hereto and thereto, and their respective successors, any rights, remedies, obligations or liabilities.

7.3.      No Assignment

          No party hereto may assign any of its rights or obligations under this Reorganization Agreement to any other person.

7.4.      Notices

          All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered personally or sent by facsimile transmission or overnight express or by registered or certified mail, postage prepaid, addressed as follows:

          If to Hudson Chartered or Hudson Valley:

          Hudson Chartered Bancorp, Inc.
          Route 55
          LaGrangeville, New York 12540
          Attention:  T. Jefferson Cunningham III,
                         Chairman and Chief Executive Officer
          Facsimile No.:  (914) 471-1114

          With a required copy to:

          Arnold & Porter
          555 12th Street, N.W.
          Washington, D.C.  20004
          Attention:  Steven Kaplan, Esq.
          Facsimile No.:  (202) 942-5999

          If to Progressive or Pawling:

          Progressive Bank, Inc.
          1301 Route 52
          Fishkill, New York  12524
          Attention:  Peter Van Kleeck,
                  President and Chief Executive Officer
          Facsimile No.:  (914) 897-7410

          With a required copy to:

          Housley Kantarian & Bronstein, P.C.
          1220 19th Street, N.W., Suite 700
          Washington, D.C.  20036
          Attention:  Gary R. Bronstein, Esq.
          Facsimile No.:  (202) 822-0140

7.5.      Captions

          The captions contained in this Reorganization Agreement are for reference purposes only and are not part of this Reorganization Agreement.

7.6.      Counterparts



          This Reorganization Agreement may be executed in any number of counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

7.7.      Governing Law

          THIS REORGANIZATION AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND ENTIRELY TO BE PERFORMED WITHIN SUCH JURISDICTION, EXCEPT TO THE EXTENT FEDERAL LAW MAY BE APPLICABLE.

7.8.      Construction and Interpretation

          Except as the context otherwise requires, all references herein to any state or federal regulatory agency shall also be deemed to refer to any predecessor or successor agency, and all references to state and federal statutes or regulations also shall be deemed to refer to any successor statute or regulation.

7.9.      Severability

          Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, then such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or other remaining provisions of the Agreement.

7.10.     No Employment Solicitation

          If this Agreement is terminated, the parties hereto agree that, for a period of two years subsequent to such termination (i) none of the parties shall, without first obtaining the prior written consent of the other, directly or indirectly, actively solicit the employment of any current director, officer or employee of the other party and (ii) none of the parties will actively solicit business relationships with clients of the other party solely as a result of review of the information contemplated in Section 4.5 herein or otherwise.


[Remainder of page left intentionally blank; signatures appear on following page.]

          IN WITNESS WHEREOF, the parties hereto, intending to be legally bound hereby, have caused this Reorganization Agreement to be executed in counterparts by their duly authorized officers and their corporate seal to be hereunto affixed and attested by their officers thereunto duly authorized, all as of the day and year first above written.

Attest                              HUDSON CHARTERED BANCORP, INC.


/s/ Kathy D. Seaboldt               By /s/ T. Jefferson Cunningham III
--------------------------------       -------------------------------
Kathy D. Seaboldt                      T. Jefferson Cunningham III
Assistant Secretary                    Chairman and Chief Executive
                                        Officer

(SEAL)


Attest                              FIRST NATIONAL BANK OF HUDSON VALLEY


/s/ Kathy D. Seaboldt               By /s/ John C. VanWormer
--------------------------------       -------------------------------
Kathy D. Seaboldt                      John C. VanWormer
Assistant Secretary                    President and Chief Executive
                                        Officer

(SEAL)


Attest                              PROGRESSIVE BANK, INC.


/s/ Beatrice D. Parent              By /s/ Peter Van Kleeck
----------------------------------     -------------------------------
Beatrice D. Parent                     Peter Van Kleeck
Corporate Secretary                    President and Chief Executive
                                        Officer

(SEAL)


Attest                              PAWLING SAVINGS BANK


/s/ Beatrice D. Parent              By /s/ Peter Van Kleeck
----------------------------------     -------------------------------

Beatrice D. Parent                     Peter Van Kleeck
Corporate Secretary                    President and Chief Executive
                                        Officer



(SEAL)

                   PLAN OF MERGER OF PROGRESSIVE BANK, INC.
                 WITH AND INTO HUDSON CHARTERED BANCORP, INC.


          THIS PLAN OF MERGER (this "Plan of Merger"), dated as of December 16, 1997, is by and between PROGRESSIVE BANK, INC. ("Progressive"), a New York corporation, and HUDSON CHARTERED BANCORP, INC. ("Hudson Chartered"), a New York corporation.

                                  WITNESSETH
                                  ----------

          WHEREAS, the respective Boards of Directors of Progressive and Hudson Chartered deem the merger of Progressive with and into Hudson Chartered, under and pursuant to the terms and conditions herein set forth or referred to, desirable and in the best interests of the respective corporations and their respective shareholders, and the respective Boards of Directors of Progressive and Hudson Chartered have adopted resolutions approving this Plan of Merger and an Agreement and Plan of Reorganization dated of even date herewith (the "Reorganization Agreement");

          WHEREAS, the Board of Directors of Progressive has directed that this Plan of Merger be submitted to the shareholders of Progressive; and

          WHEREAS, the Board of Directors of Hudson Chartered has directed that this Plan of Merger be submitted to the shareholders of Hudson Chartered;

          NOW, THEREFORE, in consideration of the premises and of the mutual agreements herein contained, the parties hereto do hereby agree that the Plan of Merger shall be as follows:

                                  ARTICLE I.
                                    MERGER

          Subject to the terms and conditions of this Plan of Merger and the Reorganization Agreement, on the Effective Date (as hereinafter defined), Progressive shall be merged with and into Hudson Chartered, pursuant to the provisions of, and with the effect provided in Article 9 of the New York Business Corporation Law (said transaction being hereinafter referred to as the "Merger"). On the Effective Date, the separate existence of Progressive shall cease and Hudson Chartered, as the surviving entity, shall continue unaffected and unimpaired by the Merger and shall operate under the name "Premier National Bancorp, Inc." (Hudson Chartered as existing on and after the Effective Date being hereinafter sometimes referred to as the "Surviving Corporation.")

                                  ARTICLE II.
                   CERTIFICATE OF INCORPORATION AND BY-LAWS

          Upon the Effective Date, the Certificate of Incorporation of the Surviving Corporation shall be restated in the form to be agreed to by the parties hereto in good faith and attached hereto as Annex A prior to submission
                                                    -------
of this Plan of Merger to the respective shareholders of Progressive and Hudson Chartered (the "Submission"), and the By-Laws of the Surviving Corporation shall be restated in the form to be agreed to by the parties hereto in good faith and attached hereto as Annex B prior to the Submission, in each case until amended
                   -------
in accordance with applicable law.

                                 ARTICLE III.
                        BOARD OF DIRECTORS AND OFFICERS

          1. From and after the Effective Date, the directors of the Surviving Corporation, who shall hold office until the expiration of their respective terms or until their successors are duly elected and qualified, shall be the ten persons designated by Hudson Chartered and the ten persons designated by Progressive pursuant to the Reorganization Agreement, or any persons chosen to replace such designated persons pursuant to the Reorganization Agreement and the Certificate of Incorporation and By-Laws of the Surviving Corporation. The directors of the Surviving Corporation shall be divided into three classes as nearly equal in number as possible, as provided in the Reorganization Agreement. It is intended by the parties hereto that, following the Effective Date, T. Jefferson Cunningham III shall serve as Chairman of the Board and Chairman of the Executive Committee of the Board of the Surviving Corporation, Peter Van Kleeck shall serve as President and Chief Executive Officer of the Surviving Corporation, and John C. VanWormer shall serve as an Executive Vice President of the Surviving Corporation, each to serve until their successors are duly elected and qualified. All other officers of the Surviving Corporation shall be appointed by resolution of the directors in accordance with the By-Laws of the Surviving Corporation.

                                  ARTICLE IV.
                                    CAPITAL

          1. The designation and number of outstanding shares of capital stock of Progressive is as follows: (a) 3,831,809 shares of common stock, par value $1.00 per share ("Progressive Common Stock"), and (b) no shares of preferred stock, par value $1.00 per share ("Progressive Preferred Stock"). Each share of Progressive Common Stock is entitled to vote with respect to the Merger. Such number of outstanding shares of Progressive Common Stock may be changed prior to the Effective Date as a result of the exercise of stock options or other rights or upon the repurchase by Progressive of such shares.

          2. The designation and number of outstanding shares of capital stock of Hudson Chartered is as follows: (a) 7,076,263 shares of common stock, par value $0.80 per share ("Hudson Chartered Common Stock" until the Effective Date and "Surviving Corporation Common Stock" from and after the Effective Date); and (b) no shares of preferred stock, par value $0.01 per share ("Hudson Chartered Preferred Stock"). Each share of Hudson Chartered Common Stock is entitled to vote with respect to the Merger. Such number of outstanding shares of Hudson Chartered Common Stock may be changed prior to the Effective Date as a result of the exercise of stock options or other rights, the sale of such shares by Hudson Chartered pursuant to its Dividend Reinvestment and Stock Purchase Plan or upon the repurchase by Hudson Chartered of such shares.

          3. The shares of capital stock of Hudson Chartered issued and outstanding immediately prior to the Effective Date shall, on the Effective Date, continue to be issued and outstanding capital stock of the Surviving Corporation.

                                  ARTICLE V.
                    CONVERSION AND EXCHANGE OF PROGRESSIVE
                      SHARES; FRACTIONAL SHARE INTERESTS

          1. On the Effective Date, each share of Progressive Common Stock outstanding immediately prior to the Effective Date (except as provided in Paragraphs 2, 5, 6 and 7 of this Article) shall, by virtue of the Merger, be converted into 1.82 shares of Surviving Corporation Common Stock (the "Exchange Ratio") and shall no longer be shares of common stock of Progressive. Each share of Hudson Chartered Common Stock issued and outstanding immediately before the Effective Date shall remain an outstanding share of Surviving Corporation Common Stock after the Effective Date.

          2. On the Effective Date, all shares of Progressive Common Stock held in the treasury of Progressive or owned beneficially by any subsidiary of Progressive other than in a fiduciary capacity or in connection with a debt previously contracted and all shares of Progressive Common Stock owned by the Surviving Corporation or owned beneficially by any subsidiary of the Surviving Corporation other than in a fiduciary capacity or in connection with a debt previously contracted shall be canceled and no cash, stock or other property shall be delivered in exchange therefor.

          3. On and after the Effective Date, each holder of a certificate or certificates theretofore representing outstanding shares of Progressive Common Stock (any such certificate being hereinafter referred to as a "Certificate") may surrender the same to the Surviving Corporation or its agent for cancellation and each such holder shall be entitled upon such surrender to receive in exchange therefor certificate(s) representing the number of whole shares of Surviving Corporation Common Stock to which such holder is entitled as provided herein and a check in an amount equal to the amount of cash, without interest, to which such holder is entitled for fractional shares. As soon as practicable after the Effective Date, the Surviving Corporation or its agent will send a notice and transmittal form to each Progressive stockholder of record at the Effective

Date whose Progressive Common Stock shall have been converted into Surviving Corporation Common Stock advising such stockholder of the effectiveness of the Merger and the procedure for surrendering to the Surviving Corporation or its agent outstanding certificates formerly representing Progressive Common Stock in exchange for new certificates for Surviving Corporation Common Stock. Until so surrendered, each Certificate shall be deemed for all purposes to evidence ownership of the number of whole shares of Surviving Corporation Common Stock into which the shares represented by such Certificates have been changed or converted as aforesaid and the right to receive cash for fractional shares. Certificates surrendered for exchange by any person who is an "affiliate" of Progressive for purposes of Rule 145(c) under the Securities Act of 1933, as amended, shall not be exchanged for certificates representing shares of Surviving Corporation Common Stock until the Surviving Corporation has received the written agreement of such person contemplated by Section 4.10 of the Reorganization Agreement. If any certificate surrendered for exchange is to be issued in a name other than that in which a certificate surrendered for exchange is issued, the certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer and the person requesting such exchange shall affix any requisite stock transfer tax stamps to the certificate surrendered or provide funds for their purchase or establish to the satisfaction of the Surviving Corporation or its agent that such taxes are not payable.

          4. Upon the Effective Date, the stock transfer books of Progressive shall be closed and no transfer of Progressive Common Stock shall thereafter be made or recognized. Any other provision of this Plan of Merger notwithstanding, neither the Surviving Corporation or its agent nor any party to the Merger shall be liable to a holder of Progressive Common Stock for any amount properly paid or property delivered in good faith to a public official pursuant to any applicable abandoned property, escheat or similar law.

          5. To the extent dissenters' rights apply under New York law, no conversion under Paragraph 1 of this Article V shall be made in respect of any share of Progressive Common Stock as to which a Progressive shareholder has elected to exercise dissenters' rights pursuant to Section 910 of the New York Business Corporation Law, as amended, if any, until such time as such shareholder shall have effectively lost dissenters' rights.

          6. In the event that during the period commencing on the date hereof and ending on the Effective Date, the outstanding shares of Hudson Chartered Common Stock shall have been increased, decreased or changed into or exchanged for a different number or kind of shares or securities by reorganization, recapitalization, reclassification, stock dividend, stock split or other like changes in Hudson Chartered's capitalization, all without Hudson Chartered's receiving consideration therefor, then an appropriate and proportionate adjustment shall be made in the number and kind of shares of Surviving Corporation Common Stock to be thereafter delivered pursuant to this Plan of Merger.

          7. Notwithstanding any other provision hereof, each holder of shares of Progressive Common Stock who would otherwise have been entitled to receive a fraction of a share of Surviving Corporation Common Stock (after taking into account all Certificates delivered by such holder) shall receive, in lieu thereof, upon presentation of such Certificates, cash in an amount equal to such fractional part of a share of Surviving Corporation Common Stock multiplied by the market value of such Surviving Corporation Common Stock. The market value of one share of Surviving Corporation Common Stock on the Effective Date shall be the closing price of Hudson Chartered Common Stock on the American Stock Exchange (as reported by The Wall Street Journal) on the last business day
                         -----------------------
preceding such date. No such holder shall be entitled to dividends, voting rights or any other shareholder right in respect of any fractional share.

          8. On the Effective Date, Progressive's obligations with respect to stock options granted under the Progressive Stock-Based Compensation Plans (as that term is defined in the Reorganization Agreement) shall be assumed by the Surviving Corporation. At the Effective Date, each option to purchase or other right with respect to shares of Progressive Common Stock pursuant to stock options, stock appreciation rights or other rights, including stock awards ("Progressive Options") granted by Progressive under the Progressive stock option plans, which are outstanding at the Effective Date whether or not exercisable, shall be converted into and become rights with respect to Surviving Corporation Common Stock, and the Surviving Corporation shall assume each Progressive Option, in accordance with the terms of the applicable Progressive stock plan and stock option or other agreement by which it is evidenced, except that, from and after the Effective Date, (i) the number of shares of Surviving Corporation Common Stock subject to each Progressive Option shall be equal to the number of shares of Progressive Common Stock subject to such Progressive Option immediately prior to the Effective Date multiplied by the Exchange Ratio, and (ii) the per share exercise price under each such Progressive Option shall be adjusted by dividing the per share exercise price under each such Progressive Option by the Exchange Ratio, rounded up to the nearest cent. Notwithstanding the provisions of clause (i) of the preceding sentence, the Surviving Corporation shall not be obligated to issue any fraction of a share of Surviving Corporation Common Stock upon exercise of Progressive Options and any fraction of a share of Surviving Corporation Common Stock that otherwise would be subject to a converted Progressive Option shall represent the right to receive a cash payment upon exercise of such converted Progressive Option equal to the product of such fraction and the market value of one share of the Surviving Corporation Common Stock, as determined in the manner set forth in next succeeding sentence, less the exercise price attributable to such fractional share, rounded down to the nearest cent. The market value of one share of the Surviving Corporation Common Stock at the time of exercise of an Option shall be the closing price of such common stock on the national exchange on which such stock is traded (as reported by The Wall Street Journal) on the last trading day preceding the exercise date. In addition, notwithstanding clauses (i) and (ii) of this paragraph 8, in respect of any stock option which is an "incentive stock option" within the meaning of
Section 422 of the Internal Revenue Code of 1986, as amended ("Code"), the conversion hereinabove provided for shall comply with the requirements of
Section 424(a) of the Code, including the requirement that such converted options shall not give to the holder thereof any benefits additional to those which such holder had prior to such conversion under the option as originally granted.

          9. As soon as practicable after the Effective Date, the Surviving Corporation shall deliver to the participants in each Progressive stock plan an appropriate notice setting forth such participant's rights pursuant thereto and the grants subject to such Progressive stock plan shall continue in effect on the same terms and conditions (subject to the adjustments required by Paragraph 8 of this Article V after giving effect to the Merger), and the Surviving Corporation shall comply with the terms of each Progressive stock plan to ensure, to the extent required by, and subject to the provisions of, such Progressive stock plan, that Progressive Options which qualified as incentive stock options prior to the Effective Date continue to qualify as incentive stock options after the Effective Date.

          10. Hudson Chartered shall reserve for issuance a sufficient number of shares of Hudson Chartered Common Stock for the purpose of issuing its shares to Progressive's shareholders in accordance with this Article V. At all times after the Effective Date, the Surviving Corporation shall reserve for issuance such number of shares of Surviving Corporation Common Stock as necessary so as to permit exercise of options granted under the Progressive option plans in the manner contemplated in Paragraph 8 of this Article V of this Plan of Merger and the instruments pursuant to which such options are granted.

                                  ARTICLE VI.
                         EFFECTIVE DATE OF THE MERGER

          A certificate of merger evidencing the transactions contemplated herein shall be delivered to the New York Department of State for filing as provided in the Reorganization Agreement. The Merger shall be effective at the time and on the date specified in such certificate of merger (such date and time being herein referred to as the "Effective Date").

                                 ARTICLE VII.
                              FURTHER ASSURANCES

          If at any time the Surviving Corporation shall consider or be advised that any further assignments, conveyances or assurances are necessary or desirable to vest, perfect or confirm in the Surviving Corporation title to any property or rights of Progressive, or otherwise carry out the provisions hereof, the proper officers and directors of Progressive, as of the Effective Date, and thereafter the officers of the Surviving Corporation acting on behalf of Progressive, shall execute and deliver any and all proper assignments, conveyances and assurances, and do all things necessary or desirable to vest, perfect or confirm title to such property or rights in the Surviving Corporation and otherwise carry out the provisions hereof.

                                 ARTICLE VIII.
                             CONDITIONS PRECEDENT

          The obligations of Hudson Chartered and Progressive to effect the Merger as herein provided shall be subject to satisfaction, unless duly waived, of the conditions set forth in the Reorganization Agreement.

                                  ARTICLE IX.
                                  TERMINATION

          Anything contained in this Plan of Merger to the contrary notwithstanding, and notwithstanding adoption hereof by the shareholders of Progressive and Hudson Chartered, this Plan of Merger may be terminated and the Merger abandoned as provided in the Reorganization Agreement. If the Reorganization Agreement is terminated, then this Plan of Merger shall terminate automatically, without further action of the parties.

                                  ARTICLE X.
                                 MISCELLANEOUS

          1. This Plan of Merger may be amended or supplemented at any time prior to its Effective Date by mutual agreement of Hudson Chartered and Progressive. Any such amendment or supplement must be in writing and approved by their respective Boards of Directors and/or by officers authorized thereby and shall be subject to the proviso in Section 6.4 of the Reorganization Agreement.

          2. Any notice or other communication required or permitted under this Plan of Merger shall be given, and shall be effective, in accordance with the provisions of the Reorganization Agreement.

          3. The headings of the several Articles herein are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Plan of Merger.

          4. This Plan of Merger shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and entirely to be performed in such jurisdiction, except to the extent Federal law may be applicable.

          IN WITNESS WHEREOF, the parties hereto, intending to be legally bound hereby, have caused this Plan of Merger to be executed in counterparts by their duly authorized officers and their corporate seal to be hereunto affixed and attested by their officers thereunto duly authorized, all as of the day and year first above written.


Attest              HUDSON CHARTERED BANCORP, INC.



/s/ Kathy D. Seaboldt               By /s/ T. Jefferson Cunningham III
-----------------------                -------------------------------
Kathy D. Seaboldt                      T. Jefferson Cunningham III
Assistant Secretary                    Chairman and Chief Executive
   Officer


(SEAL)


Attest              PROGRESSIVE BANK, INC.



/s/ Beatrice D. Parent              By /s/ Peter Van Kleeck
----------------------------------     -------------------------------
Beatrice D. Parent                     Peter Van Kleeck
Corporate Secretary                    President and Chief Executive
   Officer


(SEAL)